Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-182192

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 3, 2012)

Up to 7,798,762 shares of Common Stock
of McEwen Mining Inc.
Issuable Upon Exchange or Redemption of Exchangeable Shares
of McEwen Mining—Minera Andes Acquisition Corp.

The Offering

        McEwen Mining Inc. ("McEwen Mining") will offer by this prospectus supplement shares of its common stock, no par value per share ("McEwen Mining common stock"), upon the exchange or redemption of exchangeable shares ("Exchangeable Shares") of McEwen Mining—Minera Andes Acquisition Corp., an indirectly, wholly-owned subsidiary of McEwen Mining ("Canadian Exchange Co."), that were issued by Canadian Exchange Co. in connection with the Canadian Exchange Co. Rights Offering (as defined below).

The Rights Offerings

        Canadian Exchange Co. is engaging in a rights offering pursuant to which each holder of Exchangeable Shares, other than McEwen Mining and its subsidiaries, as of 5:00 p.m. (New York City time) on November 8, 2012 (the "Record Date"), will receive one transferrable subscription right for each Exchangeable Share held by such holder as of the Record Date (the "Canadian Exchange Co. Rights Offering"). For every ten (10) of such subscription rights held, such holder is entitled to purchase one (1) Exchangeable Share. The holders of such subscription rights must exercise such rights on or before 5:00 pm (New York City time) on December 4, 2012 (the "Expiry Date"). Based on the number of Exchangeable Shares issued and outstanding as of October 23, 2012, Canadian Exchange Co. expects to issue up to 7,798,762 Exchangeable Shares in connection with the Canadian Exchange Co. Rights Offering (such issued shares, the "Canadian Rights Offering Exchangeable Shares").

        Exchangeable Shares, including the Canadian Rights Offering Exchangeable Shares, are, or will be when issued, exchangeable on a one-for-one basis into shares of McEwen Mining common stock at any time at the option of the holder.

        McEwen Mining is engaging concurrently with the Canadian Exchange Co. Rights Offering in a rights offering pursuant to which each holder of McEwen Mining common stock as of the Record Date will receive one transferrable subscription right for each share of McEwen Mining common stock held by such holder as of the Record Date (the "McEwen Mining Rights Offering"). For every ten (10) of such subscription rights held to acquire shares of McEwen Mining common stock, such holder is entitled to purchase one (1) whole share of McEwen Mining common stock. The holders of such subscription rights must exercise such rights on or before 5:00 pm (New York City time) on the Expiry Date. Based on the number of shares of McEwen Mining common stock issued and outstanding as of October 23, 2012, McEwen Mining expects to issue up to 19,551,679 shares of McEwen Mining common stock in connection with the McEwen Mining Rights Offering.

Additional Information

        Shares of McEwen Mining common stock are traded on the New York Stock Exchange ("NYSE") and on the Toronto Stock Exchange ("TSX"), in each case, under the symbol "MUX". The Exchangeable Shares are traded on the TSX under the symbol "MAQ". On October 23, 2012, the closing sales price of McEwen Mining common stock was US$4.59 per share on the NYSE and CDN$4.56 on the TSX, and the closing sales price of the Exchangeable Shares was CDN$4.53 per share on the TSX.

        Because McEwen Mining common stock issued by this prospectus supplement will be issued only in exchange or redemption for the Canadian Rights Offering Exchangeable Shares, McEwen Mining will not receive any cash proceeds from this offering. McEwen Mining will pay all expenses of registration incurred in connection with this offering.

        Investing in our securities involves risks. You should carefully read this prospectus supplement, including the risk factors discussed in the section entitled "Risk Factors" on page S-10 for certain risks and uncertainties relating to an investment in our securities.

        McEwen Mining is offering upon the exchange or redemption of Canadian Rights Offering Exchangeable Shares, shares of McEwen Mining common stock only in jurisdictions where this offering is permitted.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2012.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the offering contemplated by this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying base prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information which appears or is incorporated by reference in this prospectus may only be accurate as of the date hereof or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

        See "WHERE YOU CAN FIND MORE INFORMATION" on page S-52 of this prospectus supplement.

        As used in this prospectus, unless the context indicates otherwise, the terms "we," "our," "us," and the "Company" refer to McEwen Mining Inc. and its consolidated subsidiaries, and references to "McEwen Mining" refer to McEwen Mining Inc. at its parent company level, excluding its subsidiaries.

ABOUT US

        McEwen Mining is engaged in the production and exploration of precious metals in Argentina, Mexico and the United States. McEwen Mining was organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, McEwen Mining changed its name to U.S. Gold Corporation and on March 16, 2007, McEwen Mining changed its name to US Gold Corporation. On January 24, 2012, McEwen Mining changed its name to McEwen Mining Inc.

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Other than the Company's San José Mine in Argentina, we generally conduct our exploration activities as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

        In June 2007, we completed three simultaneous acquisitions, significantly increasing our land position in Nevada and Mexico. The assets of these three companies, Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd., included a portfolio of properties in Nevada and Mexico. As a result of these acquisitions, we now hold interests in approximately 266 square miles in Nevada, and approximately 1,238 square miles of mineral concessions in north-western Mexico. We began mining operations at Phase 1 of our El Gallo project in Mexico during the third quarter of 2012 and are expected to reach commercial production levels at the end of 2012. We are taking steps to advance Phase 2 of our El Gallo project as well as one of our Nevada properties into production.

        On January 24, 2012, we completed the acquisition of Minera Andes Inc. ("Minera Andes") by way of a court-approved plan of arrangement under the Business Corporations Act (Alberta) (the "ABCA").

        We presently hold an interest in numerous exploration and development stage properties and projects in Mexico, Nevada and Argentina, as well as a 49% equity interest in the gold/silver San José Mine in Santa Cruz Province, Argentina covering 194 square miles. Prior to the acquisition of Minera Andes, we had not generated revenue from operations since 1990. As a result of the acquisition of Minera Andes, we report income and loss, as applicable, from the San José Mine on a 49% equity basis. The San José mine is a joint venture between an Argentinean subsidiary of McEwen Mining and a subsidiary of Hochschild Mining plc., the operator of the San José Mine. The joint venture conducts ongoing exploration with the objective of discovering new mineralization as well as adding resources and upgrading existing resources to reserves. The company expects that in the near future the joint venture will complete an expansion to the existing mine capacity through additional investment in infrastructure.

        We hold interests in approximately 1,238 square miles of mineral concessions in west central Mexico. Our primary property in Mexico is the El Gallo Complex, located in Sinaloa state on the Sierra Madre Trend, a geological area of significant gold and silver mineralization. In 2010, we completed two estimates of mineralized material on the El Gallo Complex and in February 2011, we completed an NI 43-101 Compliant Preliminary Economic Assessment of that Complex. On August 31, 2011, we announced the commencement of work towards the first phase of production on the El Gallo Complex and completed a Feasibility Study that evaluates production coming from the Phase 2 area at the El Gallo Complex on September 27, 2012.

        We hold interests in approximately 266 square miles in Nevada, United States. The majority of our Nevada properties, including our interests in our Gold Bar project and the Tonkin Complex, are located along the Cortez Trend, in north central Nevada. We also own property, including our Limo project, on the southern end of the Carlin Trend. Both the Cortez Trend and Carlin Trend are

geological areas of significant gold discoveries. In 2006, we commenced comprehensive exploration of the property of our Tonkin Complex in an effort to identify additional mineralized material. From 2008 through 2009, we drilled various targets on our Gold Bar and Limo projects, as well as expanded the quantity of estimated mineralized material at our Gold Bar project in updated technical reports. In 2010, we completed a Preliminary Economic Assessment for our Gold Bar project and in 2011 completed a NI 43-101 compliant pre-feasibility study on the project. The Company has decided to place this property into production, subject to receipt of necessary permits.

        Upon completion of the acquisition of Minera Andes we hold mineral rights and applications for mineral rights covering approximately 944 square miles in Argentina (not including the San José Mine), including the advanced stage Los Azules Copper porphyry exploration project in San Juan Province, Argentina and a portfolio of exploration properties in the highly prospective Deseasdo Massif region in southern Argentina. A portion of the Los Azules Project is currently the subject of litigation in the Supreme Court of British Columbia. See "RISK FACTORS" on page S-10.

        The Company conducts ongoing exploration at a number of our exploration properties with the objective of discovering new mineralization or increasing existing resources and reserves.

OFFERING SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus supplement. Because this is a summary, it may not contain all the information you should consider before deciding whether to participate in the offering. Before making an investment decision, you should read the entire prospectus supplement and accompanying base prospectus carefully, including the section entitled "RISK FACTORS", beginning on page S-10, and the information incorporated by reference in this prospectus supplement.

The Offering:	The issuance from time to time of McEwen Mining common stock issuable upon the exchange or redemption of the Canadian Rights Offering Exchangeable Shares. Each Exchangeable Share is substantially the economic and voting equivalent of a share of McEwen Mining common stock and is exchangeable on a one-for-one basis for a share of McEwen Mining common stock at any time, at the option of the holder. Any Canadian Rights Offering Exchangeable Share not previously exchanged will, upon the direction of Canadian Exchange Co.'s board of directors (the "Exchange Co. Board"), be redeemed for shares of McEwen Mining common stock on any date that is on or after January 24, 2022, being the tenth year anniversary of the date on which Exchangeable Shares were first issued by Canadian Exchange Co. in connection with the acquisition of Minera Andes, subject to applicable law and the due exercise by either McEwen Mining or McEwen Mining (Alberta) ULC, McEwen Mining's direct wholly-owned subsidiary ("Callco"), of McEwen Mining's or Callco's redemption call right, unless Canadian Exchange Co. redeems them earlier upon the occurrence of certain events.
Conditions of the Offering:

There are no conditions to this offering other than the effectiveness of the registration statement of which this prospectus supplement is a part, and compliance by McEwen Mining with the prospectus delivery requirements under U.S. securities laws.

Purpose of the Offering (see "THE OFFERING" on page S-26):	The purpose of this offering is to exchange all Canadian Rights Offering Exchangeable Shares for shares of McEwen Mining common stock.

Declared But Unpaid Dividends (see "DESCRIPTION OF CAPITAL STOCK—2012 Exchangeable Shares—Retraction of Exchangeable Shares of Holders" on page 34 of the accompanying base prospectus):

Upon exchange or redemption of the Canadian Rights Offering Exchangeable Shares, holders of such Canadian Rights Offering Exchangeable Shares will receive a check in an amount equal to all cash dividends declared and payable but not yet paid on such Canadian Rights Offering Exchangeable Shares, all dividends declared and payable or paid on shares of McEwen Mining common stock after the issuance of the Canadian Rights Offering Exchangeable Shares that have not yet been declared or paid on such Canadian Rights Offering Exchangeable Shares and an amount representing the value of all non-cash dividends declared and payable but not yet paid on such Canadian Rights Offering Exchangeable Shares (provided that the holder such Canadian Rights Offering Exchangeable Shares on the applicable dividend record date), less any amounts withheld on account of tax required to be deducted and withheld therefrom. Holders of such Canadian Rights Offering Exchangeable Shares will only receive dividends if McEwen Mining declares dividends on its McEwen Mining common stock. McEwen Mining has not previously declared dividends on its common stock and does not have plans to declare dividends on its common stock for the foreseeable future.

Procedures for Tendering Canadian Rights Offering Exchangeable Shares (see "DESCRIPTION OF CAPITAL STOCK—2012 Exchangeable Shares—Retraction of Exchangeable Shares of Holders" on page 34 of the accompanying base prospectus):

Holders of Canadian Rights Offering Exchangeable Shares desiring to exchange such Canadian Rights Offering Exchangeable Shares for shares of McEwen Mining common stock may cause the exchange by requiring Canadian Exchange Co. to redeem any or all of such Canadian Rights Offering Exchangeable Shares registered to such holder. The holder of such Canadian Rights Offering Exchangeable Shares must deliver to Canadian Exchange Co. at its registered office or at an office of Canadian Exchange Co.'s transfer agent a written retraction request and the certificates representing the Canadian Rights Offering Exchangeable Shares to be redeemed or the equivalent thereof, if any. The retraction date will be the 5th business day after the request is received by Canadian Exchange Co.

Acceptance of Canadian Rights Offering Exchangeable Shares and Delivery of Offer Consideration and Cash (see "DESCRIPTION OF CAPITAL STOCK—2012 Exchangeable Shares—Retraction of Exchangeable Shares of Holders" on page 34 of the accompanying base prospectus):

Unless a holder revokes its retraction request by the close of business on the business day immediately prior to the retraction date, the Exchangeable Shares identified in the retraction request will either be redeemed by Canadian Exchange Co. or purchased by McEwen Mining or Callco. If either McEwen Mining or Callco chooses to purchase the Canadian Rights Offering Exchangeable Shares on the retraction date, a holder of Canadian Rights Offering Exchangeable Shares who has delivered a retraction request shall be obligated to sell all the Canadian Rights Offering Exchangeable Shares identified in the retraction request to McEwen Mining or Callco, as the case may be, on the retraction date upon delivery by McEwen Mining or Callco, as the case may be, of one share of McEwen Mining common stock for each Canadian Rights Offering Exchangeable Share, plus the dividend amount, which is equal to any cash dividends declared and payable but not yet paid on such Canadian Rights Offering Canadian Rights Offering Exchangeable Shares, any dividends declared and payable or paid on shares of McEwen Mining common stock after the issuance of the Canadian Rights Offering Exchangeable Shares that have not yet been declared or paid on such Canadian Rights Offering Exchangeable Shares and an amount representing the value of any non-cash dividends declared and payable but not yet paid on such Canadian Rights Offering Exchangeable Shares. If neither McEwen Mining nor Callco chooses to purchase such Exchangeable Shares on the retraction date, then Canadian Exchange Co. shall redeem such Canadian Rights Offering Exchangeable Shares identified in the retraction request effective at the close of business on the retraction date and shall deliver one share of McEwen Mining common stock for each Canadian Rights Offering Exchangeable Share redeemed, plus the dividend amount.

To the extent that any amount required to be deducted or withheld from any payment to a holder exceeds the cash portion of the dividend or other consideration otherwise payable to the holder, McEwen Mining (together with Callco, Canadian Exchange Co. and Canadian Exchange Co.'s transfer agent) have the right to sell or otherwise dispose of the portion of the consideration necessary to provide sufficient funds to enable McEwen Mining to comply with the deduction or withholding requirement and McEwen Mining will notify the holder and remit to the holder any unapplied balance of the net proceeds of such sale.

Withdrawal Rights (see "DESCRIPTION OF CAPITAL STOCK—2012 Exchangeable Shares—Retraction of Exchangeable Shares of Holders" on page 34 of the accompanying base prospectus):

A holder of Canadian Rights Offering Exchangeable Shares that makes a retraction request may revoke such request, in writing, at any time prior to the close of business on the business day immediately before the contemplated date of retraction, in which case the Canadian Rights Offering Exchangeable Shares identified in the retraction request will not be redeemed by Canadian Exchange Co. or purchased by us or Callco.

Use of Proceeds (see page S-26):

Because the shares of McEwen Mining common stock offered by this prospectus supplement will be issued only in exchange or upon redemption for the Canadian Rights Offering Exchangeable Shares, McEwen Mining will not receive any cash proceeds from this offering. McEwen Mining is paying all expenses of registration incurred in connection with this offering.

Risk Factors (see page S-10):

See "RISK FACTORS" and other information in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the shares of McEwen Mining common stock being offered by McEwen Mining in this prospectus.

United States and Canadian Federal Income Tax Considerations

You should consult your tax advisor as to the particular consequences to you of participating in this offering. A summary of certain material United States and Canadian federal income tax considerations applicable to the exchange or redemption of the Canadian Rights Offering Exchangeable Shares is contained in the sections of this prospectus supplement entitled "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" on page S-39 and "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" on page S-47.

Questions:

If you have any questions regarding the terms of this offering, please contact McEwen Mining Inc., Investor Relations, 181 Bay Street, Bay Wellington Tower, Suite 4750, P.O. Box 792, Toronto, Ontario Canada M5J 2T3, or by telephone at (866) 441-0690, or by email at info@mcewenmining.com.

RISK FACTORS

        An investment in McEwen Mining's securities involves a high degree of risk. You should consider carefully the following risk factors, along with all of the other information contained in or incorporated by reference in this prospectus supplement, and any post-effective amendment, before deciding to buy our securities. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and market price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and market price of our securities could be materially and adversely affected.

Risks Related to Our Company

        We have incurred substantial losses since our inception in 1979 and may never be profitable.    Since our inception in 1979, we have never been profitable. As of June 30, 2012, our accumulated deficit was approximately US$433.7 million, including certain non-cash expenses. Over the longer term, our ability to become profitable will depend on the profitability of the San José Mine, our ability to bring the El Gallo Complex and our Gold Bar project into production and generate revenue sufficient to cover our costs and expenses, and our ability to advance or sell our other properties, including the Los Azules copper project. We will seek to identify additional mineralization that can be extracted economically at operating and exploration properties. For our non-operating properties that we believe demonstrate economic potential, we need to either develop our properties, locate and enter into agreements with third party operators, or sell the properties. We may suffer significant additional losses in the future and may never be profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

        The feasibility of mining at our El Gallo Complex and Gold Bar properties, has not been established in accordance with SEC Guide 7, and any funds spent by us on exploration and development could be lost.    We have no proven or probable reserves on our properties as defined by U.S. law, except for the Company's 49% interest in the San José Mine. A "reserve," as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. As a result, we currently have no reserves defined by Guide 7 of the U.S. Securities and Exchange Commission ("SEC"), except for the Company's 49% interest in the San José Mine, and there are no assurances that we will be able to prove that there are reserves on our properties.

        The mineralized material identified on our properties does not and may never demonstrate economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our El Gallo Complex, Gold Bar properties, or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade, metallurgical recoveries and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, our investment in that property will be lost, and the market value of our securities may suffer.

        We are required to prepare and file with the Canadian securities regulators estimates of mineralized material in accordance with the National Instrument 43-101-Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators ("NI 43-101"). These standards are substantially different from the standards generally permitted to report reserve and other estimates in reports and other materials filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources reported in our Canadian filings will ever be converted into SEC Guide 7 compliant reserves.

        The figures for our estimated mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.    Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities including the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material and grades of mineralization on our properties. Until ore is actually mined and processed, mineralized material and grades of mineralization must be considered as estimates only.

        These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

  •
  these estimates will be or are accurate;

  •
  mineralization estimates will be or are accurate; or

  •
  this mineralization can be mined or processed profitably.

        Any material changes in mineral estimates and grades of mineralization will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale.

        The estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and/or silver may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

        Our estimated timetables to achieve production for Phase 2 of the El Gallo Complex and our Gold Bar properties may not be accurate.    Based on technical work recently completed, including the El Gallo feasibility study and the Gold Bar preliminary feasibility study, we believe we can achieve Phase 2 production at the El Gallo Complex in the second half of 2014 and at our Gold Bar properties in late 2015. However, the Gold Bar preliminary feasibility study is preliminary in nature and is subject to change due to factors within and outside of our control. There is no certainty that the feasibility study and the preliminary assessment and economics estimated in those reports will be realized or that we will be able to begin production within the timelines estimated, if at all.

        We will require significant amounts of capital through debt or equity to place one or more of our properties into production, and our ability to obtain this necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of silver, gold, and other precious and base metals. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in Mexico or Nevada may make placing these properties into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties. These and other factors may cause us to delay Phase 2 production at the El Gallo Complex and our Gold Bar properties beyond 2014 and 2015, if at all or indefinitely.

        Historical production of gold at our Tonkin Complex or Magistral Mine is not indicative of the potential for future development or revenue.    Historical production of gold from our Tonkin Complex came from relatively shallow deposits, in very limited quantities and for a very limited period of time. Processing the mineralization at Tonkin also presents significant metallurgical difficulties that may cause it to be uneconomic or unfeasible to mine and process ore on a commercial scale. In Mexico, the Magistral Mine produced gold from 2002 through 2005, but it was shut down in 2006 and was held by us on a care and maintenance basis until the fourth quarter of 2011. The restart of the Magistral Mine is now considered Phase 1 of our El Gallo Complex; we made the decision to proceed with Phase 1 construction without the benefit of a feasibility study. There are significant risks and uncertainty associated with commencing production without a feasibility or pre-feasibility study. The area proposed for Phase 1 of El Gallo production has not been explored, developed and analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, metallurgical, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the development of all or part of the El Gallo project for mineral production. Investors in our securities should be cautioned not to rely on our historical operations as an indication that we will place those mining properties into commercial production or that any such attempts to resume production would be successful.

        We will require significant additional capital to continue our exploration and development activities, and if warranted, to develop additional mining operations.    As a result of the acquisition of Minera Andes, as well as the other properties that we own, substantial expenditures will be required to continue the exploration programs at its exploration stage properties. We will be required to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may need to obtain additional financing, either in the form of debt or equity financing, to fund such expenditures. We may not benefit from these investments if we are unable to identify commercially exploitable reserves. Furthermore, expenditures we made for Minera Andes' properties may reduce the availability of capital to pursue our exploration and development programs at El Gallo Complex. If we are successful in identifying commercially exploitable reserves, we will require significant additional capital to extract those reserves. Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the economy and applicable commodity prices. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or potential development and the possible partial or total loss of our interest in certain properties.

        Minera Andes' assets may be less valuable to us than expected.    The value of Minera Andes to us, other than its interest in the San José Mine, is based in large part on the value of the Los Azules Copper Project and the ability to discover mineralized material on the other acquired exploration properties. The Los Azules Copper Project has only "inferred resources" and "indicated resources", based on NI 43-101 definitions. There can be no assurance that these mineral resources will be upgraded to mineral reserves or that if mineral deposits are discovered on the other exploration properties, that such mineral deposits can be commercially mined. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly volatile; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of the mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, the market value of our securities may decline, and you may lose some or all of your investment.

        Development at the Los Azules copper project presents development challenges that may negatively affect, if not completely negate, the feasibility of development of the property.    The Los Azules property that we acquired with Minera Andes is located in a remote location that is accessed by 75 miles (120 kilometers) of unimproved dirt road with eight river crossings and two mountain passes both above 13,451 feet (4,100 meters). According to the technical report prepared for Minera Andes with an effective date of December 1, 2010, capital costs were estimated to be $2.8 billion initially and $3.73 billion over the life of the mine with an accuracy target of plus or minus 35%. These are historical calculations and capital costs calculated today may be substantially higher. In order for the Los Azules property to be economically feasible for development, the price of copper would have to be high enough to justify the high capital costs estimated for the project. There can be no assurance that these capital cost estimates are accurate; given the inflationary pressure in the mining industry and in Argentina in particular, these capital costs are likely to increase substantially. If the long term price of copper were to decrease significantly below the current price or capital cost estimates increase significantly, the Los Azules property may not be feasible for development, and we may have to write-off the asset. Furthermore, even if the development of the Los Azules property becomes economically feasible, we may not be able to raise sufficient capital to develop the property, may not receive the required permits or environmental approvals, may not be able to construct the necessary power and infrastructure assets and may not be able to attract qualified workers to build such a project, any of which could result in the delay or indefinite postponement of development at the property. Such a result would have a material negative effect on our Company.

        The Los Azules copper project is subject to ongoing legal proceedings with the potential that we may lose part of our interest in the project.    We are currently subject to ongoing litigation regarding the Los Azules Copper Project. TNR Gold Corp ("TNR Gold") and its subsidiary, Solitario Argentina S.A. ("Solitario" and together with TNR Gold, "TNR"), claim, among other things, that certain properties that comprise the Los Azules Copper Project were not validly transferred to Minera Andes and therefore should be returned to TNR. In the alternative, TNR claims that even if Minera Andes validly owns the Los Azules Copper Project, TNR has a 25% back-in right to a substantial portion of the Los Azules project underlying known mineral resources that may be exercised to acquire a 25% interest in such part of the property. TNR has also claimed damages. We estimate that the Los Azules Copper Project represents approximately 56% of the total assets acquired, not counting liabilities assumed, in the acquisition of Minera Andes, based on our preliminary estimate of the fair value of all identifiable assets acquired and liabilities assumed.

        We are not able to estimate the potential financial impact of this claim. If resolved adversely against the Company, this litigation could materially adversely affect the value of the Company by reducing or terminating our interest in a significant portion of the Los Azules Copper Project and our ability to develop the Los Azules Copper Project. Alternatively, we could be subject to a significant damages award. Such a result would have a significant negative impact on the value of the Company and could have a significant impact on our stock price.

        We are subject to litigation risks in addition to the Los Azules litigation.    All industries, including the mining industry, are subject to legal claims, with and without merit. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material adverse effect on our financial position and results of operations.

        We may acquire additional exploration stage properties and we may face negative reactions if reserves are not located on acquired properties.    We have in the past and may in the future acquire additional exploration stage properties. There can be no assurance that we have or will be able to complete the acquisition of such properties at reasonable prices or on favorable terms and that reserves will be identified on any properties that we acquire. We may also experience negative reactions from the financial markets if we are unable to successfully complete acquisitions of additional properties or if reserves are not located on acquired properties. These factors may adversely affect the trading price of McEwen Mining common stock or our financial condition or results of operations.

        Fluctuating precious metals and copper prices could negatively impact our business.    The potential for profitability of our silver and gold mining operations and the value of our mining properties are directly related to the market price of silver, gold and copper. The price of silver, gold and copper may also have a significant influence on the market price of McEwen Mining common stock. The market price of gold and silver historically has fluctuated significantly and is affected by numerous factors beyond our control. These factors include supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold and silver sales and loans by central banks, forward sales by metal producers, accumulation and divestiture by exchange traded funds, global or regional political, economic or banking crises, and a number of other factors. The market price of silver is also affected by industrial demand. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

        The volatility in silver, gold and copper prices is illustrated by the following table, which sets forth, for the periods indicated, the average market prices in U.S. dollars per ounce of gold and silver, based on the daily London P.M. fix, and per pound of copper based on the LME Grade A copper settlement price.

Average Annual Market Price of Silver and Gold (per oz.) and Copper (per lb.)

Mineral	2007 (calendar year)	2008 (calendar year)	2009 (calendar year)	2010 (calendar year)	2011 (calendar year)	2012 (through September 30, 2012)
Silver	$13.38	$14.99	$14.67	$20.19	$35.12	$30.63
Gold	$696	$872	$972	$1,224	$1,572	$1,649
Copper	$3.23	$3.15	$2.34	$3.42	$4.00	$3.61

        The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and silver prices decline and remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

        Our continuing reclamation obligations at the Tonkin Complex, El Gallo Complex and our other properties could require significant additional expenditures.    We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin Complex. We have posted a bond in the amount of the estimated reclamation obligation at the Tonkin Complex. We submitted a mine closure plan to the Bureau of Land Management ("BLM") for the Tonkin Complex during the fourth quarter of 2010. Based on our estimate, the change in our bonding requirements was insignificant. Our closure plan is currently under review by the BLM. We have not posted a bond in Mexico relating to the El Gallo Complex, as none is required. There is a risk that any cash bond, even if increased based on the analysis and work performed to update the reclamation obligations, could be inadequate to cover the actual costs of reclamation when carried out. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect our results of operations, financial performance and cash flows.

        Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.    All phases of our operations are subject to United States, Mexican and Argentine federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us and our officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on our properties that are unknown to us at the present and that have been caused by us, or previous owners or operators, or that may have occurred naturally. Mining properties from the companies we have acquired may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        We have transferred our interest in several mining properties over past years, some of which are now being operated by third parties. Under applicable U.S. federal and state environmental laws, as prior owner of these properties, we may be liable for remediating any damage that we may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

        Due to an increased level of non-governmental organization activity targeting the mining industry, the potential for the government to delay the issuance of permits or impose new requirements or conditions upon mining operations may be increased. Any changes in government policies may be costly to comply with and may delay mining operations. Future changes in such laws and regulations, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. If our interests are materially adversely affected as a result of a violation of applicable laws, regulations, or permitting requirements or a change in applicable law or regulations, it would have a significant negative impact the value of the combined company and could have a significant impact on our stock price.

        Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining properties.    Our mining operations, including ongoing exploration drilling programs, require permits from the state and federal governments, including permits for the use of water and for drilling wells for water. We may be unable to obtain these permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties, or at all. Even if we are able to obtain such permits, the time required by the permitting process can be significant. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected, which may in turn adversely affect our results of operations, financial condition, cash flows and market price of our securities.

        Our operations in Mexico and Argentina are subject to changes in political conditions, regulations and crime.    Our El Gallo Complex as well as certain other concessions, are located in Mexico and are subject to laws and regulations applied by Mexican federal, state, and local governments. As a result, our mining investments in Mexico are subject to the risks normally associated with the conduct of business in foreign countries. In the past, Mexico has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest or violence could disrupt our operations at any time. In recent years, there has been a marked increase in the level of violence and crime relating to drug cartels in Sinaloa state, where we operate, and in other regions of Mexico. This may disrupt our ability to carry out exploration and mining activities and affect the safety and security of our employees and contractors. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions, including as a result of periodic elections, that could increase the costs related to our activities or maintaining our properties.

        Our San José Mine as well as certain other concessions, are located in Argentina and are subject to laws and regulations applied by Argentinian federal, provincial, and local governments. As a result, our mining investments in Argentina are subject to the risks normally associated with the conduct of business in foreign countries. There are risks relating to an uncertain or unpredictable political and economic environment in Argentina. During an economic crisis in 2002 and 2003, Argentina defaulted on foreign debt repayments and on the repayment on a number of official loans to multinational organizations. In addition, the Argentinean government has renegotiated or defaulted on contractual arrangements.

        In January 2008, the Argentinean government reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country. Although this particular change did not affect the San José Mine as its fiscal stability agreement explicitly fixes export duties at 5% for doré bars and 10% for concentrates, there can be no assurance that the Argentinean government will not unilaterally take other action which could have a material adverse effect on our projects in the country. In October 2011, the Argentinean government announced a decree requiring mining companies to repatriate mining revenues to Argentina and to convert those revenues into Argentine pesos prior to taking any further action with respect to such revenues, such as paying suppliers or distributing profits, either locally or out of the country. This decree has resulted in increased foreign exchange and bank transaction costs to the Company and increased the Company's exposure to potential devaluation of the Argentine peso should the San José Mine be forced to hold more currency in Argentine pesos compared to U.S. dollars. There also is the risk of political violence and increased social tension in Argentina as Argentina has experienced periods of civil unrest, crime and labor unrest. Certain political and economic events such as acts, or failures to act, by a government authority in Argentina, and acts of political violence in Argentina, could have a material adverse effect on our ability to operate in the country.

        Changes, if any, in mining or investment policies or shifts in political attitude in any of the jurisdictions in which the Company operates may adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Title to mineral properties can be uncertain, and we are at risk of loss of ownership of one or more of our properties, in addition to the Los Azules Copper Project.    Our ability to explore and operate our properties depends on the validity of our title to that property. Our U.S. mineral properties consist of leases of unpatented mining claims, as well as unpatented mining and millsite claims which we control directly. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. Our Mexico concessions are granted by the Mexican government for a period of up to 50 years from the date of their recording in the Public Registry of

Mining and are renewable for a further period of up to 50 years upon application within five years of expiration of such concession in accordance with the Mining Law and its Regulations. Failure to do so prior to expiration of the term of the exploration concession will result in termination of the concession. Under Argentinean Law, concessions are granted by provincial governments for unlimited periods of time, subject to a mining fee and the filing of a minimum investment plan and compliance with a one-off minimum investment in the concession equal to 300 times the relevant mining fee over a five year period. Failure to comply with these conditions may result in the termination of the concession. Uncertainties inherent in mineral properties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from public record. We have not obtained title opinions covering our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

        We remain at risk in that the mining claims may be forfeited either due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

        Legislation has been proposed that would significantly and adversely affect the mining industry.    Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on the patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our U.S. properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral estimates on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

        Our lack of operating experience may cause us difficulty in managing our growth.    Our management team, as a whole, has limited experience in developing and operating a mine. We are currently working towards developing our El Gallo Complex in Mexico, our Gold Bar properties in Nevada, and our Los Azules Copper Project in Argentina. If we are unable to successfully place these projects into production, our stock price may suffer and you may lose some or all of your investment. Our ability to manage the anticipated growth that we expect will accompany placing one or more of those properties into production will require us to improve and expand our management and our operational systems and controls. If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

        We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties.    In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin property and we plan to obtain all required permits for drilling water wells to serve other properties we may develop or acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property, which may prevent us from generating revenue, and which would adversely affect our financial condition and cash flows.

        Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.    We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim staking, lease or acquisition in the United States, Mexico, Argentina, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation, financial condition and cash flows.

        The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.    Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts are, and future development and mining operations we conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

  •
  economically insufficient mineralized material;

  •
  fluctuations in production costs that may make mining uneconomical;

  •
  availability of labor, contractors, engineers, power, transportation and infrastructure;

  •
  labor disputes;

  •
  potential delays related to social and community issues;

  •
  unanticipated variations in grade and other geologic problems;

  •
  environmental hazards;

  •
  water conditions;

  •
  difficult surface or underground conditions;

  •
  industrial accidents;

  •
  metallurgical and other processing problems;

  •
  mechanical and equipment performance problems;

  •
  failure of pit walls or dams;

  •
  unusual or unexpected rock formations;

  •
  personal injury, fire, flooding, cave-ins and landslides; and

  •
  decrease in reserves or mineralized material due to a lower silver, gold or copper price.

        Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have no insurance to guard against any of these risks, except in very limited circumstances. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

        We do not insure against all risks to which we may be subject in our planned operations.    While we currently maintain insurance to insure against general commercial liability claims and physical assets at the Tonkin and El Gallo Complex, we do not maintain insurance to cover all of the potential risks associated with our operations. Our other exploration projects have no existing infrastructure for which we insure. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

        We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.    Our company is dependent on key management, namely our Chairman and Chief Executive Officer, our Vice President and Chief Financial Officer, our Chief Operating Officer, our Senior Vice President, our Vice President—Argentina, and our Vice President, Projects. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. William Faust (Chief Operating Officer), Ian Ball (Senior Vice President), Simon Quick (Vice President, Projects), and Andrew Elinesky (Vice President, Argentina), oversee project development in, Mexico, Nevada and Argentina, respectively. We rely heavily on these individuals for the conduct of our business. The loss of any of these officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

        Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.    Some of our directors are directors or officers of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at our Company. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to the other directors and may be required to abstain from voting on the matter.

        We are subject to foreign currency risk.    While we transact most of our business in U.S. dollars, some expenses, such as labor, operating supplies and capital assets are denominated in Canadian dollars, Mexican pesos or Argentine pesos. As a result, currency exchange fluctuations may impact our operating costs. The appreciation of non-U.S. dollar currencies against the U.S. dollar increases costs and the cost of purchasing capital assets in U.S. dollar terms in Canada, Mexico and Argentina, which can adversely impact our operating results and cash flows. Conversely, a depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms in foreign countries.

        The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates. Appreciation of non-U.S. dollar currencies results in a foreign currency gain on such investments and a depreciation in non-U.S. dollar currencies results in a loss. We have not utilized market risk sensitive instruments to manage our exposure to foreign currency exchange rates but may in the future actively manage our exposure to foreign currency exchange rate risk. We also hold a majority of our cash reserves in non-U.S. dollar currencies.

        New Argentinean foreign exchange regulations and export repatriation requirements could adversely affect our liquidity and operations.    In October 2011, Argentina announced a decree requiring mining companies to repatriate mining revenues to Argentine currency before distributing revenue either locally or overseas. Fluctuation in the value of the Argentine peso as a result of the repatriation requirement and the repatriation requirement may create inefficiencies in our ability to transfer its revenue from Argentina and result in substantial transaction costs. Further, there are additional transaction costs imposed by the central bank for transferring funds from and within Argentina.

        In April 2012, Argentina announced further rules which initially reduced the number of days mining companies have to repatriate funds relating to exports sales to 15 days and then subsequently in July 2012, relaxed the repatriation requirement to 45 days on the export of doré and 180 days on the sale of concentrates for certain mining companies including Minera Santa Cruz ("MSC") which operates the San José Mine. During this interim period of uncertainty, there was a disruption to MSC's exports, especially concentrate sales which take significantly longer than doré to process. This resulted in a disruption to their cash flows and ultimately, to the timing and amount of dividends that MSC has been able to pay to us during 2012.

        These restrictions and any additional restrictions on the Argentinean foreign exchange regime or export repatriation requirements could affect our liquidity and operations in Argentina, and our ability to access such funds.

        Global climate change is an international concern, and could impact our ability to conduct future operations.    Global climate change is an international issue and receives an enormous amount of publicity. We would expect that the imposition of international treaties or United States, Mexican or Argentine federal, state or local laws or regulations pertaining to mandatory reductions in energy consumption or emissions of greenhouse gasses could affect the feasibility of our mining projects and increase our operating costs.

        The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.    The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the Company. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to McEwen Mining common stock and this offering

        Gain recognized by non-U.S. holders and non-U.S. persons holding any interest in the Company other than solely as a creditor (including, for example, interests in the form of our convertible debt, if any) on the sale or other disposition of our securities may be subject to U.S. federal income tax.    We believe that we currently are a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code (the "Code"), or USRPHC, and that there is a substantial likelihood that we will continue to be a USRPHC in the future. Subject to certain exceptions, securities (other than securities that provide no interest in a corporation other than solely as a creditor) issued by a corporation that has been a USRPHC at any time during the preceding five years (or the non-U.S. holder's holding period for such securities, if shorter) are treated as U.S. real property interests, or USRPIs, and gain recognized by a non-U.S. holder on the sale or other disposition of a USRPI is subject to regular U.S. federal income tax, on a net basis at graduated rates, as if such gain were effectively connected with the conduct by such holder of a U.S. trade or business. If gain recognized by a non-U.S. holder from the sale or other disposition of McEwen Mining common stock or other securities is subject to regular net basis income tax under these rules, the transferee of such McEwen Mining common stock or other securities may be required to deduct and withhold a tax equal to 10% of the gross amount paid to the non-U.S. holder with respect to the sale or other disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or other disposition occurs.

        The conversion of Exchangeable Shares, exercise of options and the future issuances of McEwen Mining common stock will dilute current shareholders and may reduce the market price of McEwen Mining common stock.    As of October 23, 2012, we had outstanding Exchangeable Shares and options to purchase a total of 4,754,209 shares of McEwen Mining common stock, and Canadian Exchange Co. will issue up to 7,798,762 additional Exchangeable Shares in connection with the Canadian Exchange Co. Rights Offering, which if completely converted or exercised, would dilute existing shareholders' ownership of McEwen Mining by approximately 50%, assuming all Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock. Under certain circumstances, McEwen Mining's board of directors (the "McEwen Mining Board") has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. McEwen Mining may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares of McEwen Mining common stock. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders of McEwen Mining and may reduce the market price of McEwen Mining common stock and other securities.

        Furthermore, the sale of a significant amount of McEwen Mining common stock by any selling security holders, specifically Mr. Robert R. McEwen ("Mr. McEwen"), our Chairman and Chief Executive Officer, may depress the price of McEwen Mining common stock. As a result, you may lose all or a portion of your investment.

        A small number of existing shareholders own a significant portion of McEwen Mining common stock, which could limit your ability to influence the outcome of any shareholder vote.    Mr. McEwen who beneficially owned as of October 23, 2012, approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares. Under McEwen Mining's Articles of Incorporation and the laws of the State of Colorado, the vote of the holders of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, Mr. McEwen will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

        Our stock price has historically been volatile, and as a result you could lose all or part of your investment.    The market price of McEwen Mining common stock has fluctuated significantly and may decline in the future. The high and low sale prices of McEwen Mining common stock on the NYSE

Amex, and the NYSE after November 2, 2010, were US$3.53 and US$0.90 for the fiscal year ended December 31, 2009, US$8.17 and US$2.02 for the fiscal year ended December 31, 2010, US$9.87 and US$2.93 for the fiscal year ended December 31, 2011, and US$5.97 and US$2.16 for the period beginning January 1, 2012 and ending September 30, 2012. The fluctuation of the market price of McEwen Mining common stock has been affected by many factors that are beyond our control, including: changes in the worldwide price for silver, gold and copper, results from our exploration or development efforts and the other risk factors discussed herein.

        We have never paid a dividend on McEwen Mining common stock and we do not anticipate paying one in the foreseeable future.    We have not paid a dividend on McEwen Mining common stock to date, and we do not expect to be in a position to pay dividends in the foreseeable future. Our initial earnings from the San José Mine, if any, will likely be retained to finance our growth. Any future dividends will depend upon any future earnings, our then-existing financial requirements and other factors, and will be at the discretion of the McEwen Mining Board.

        The sale of McEwen Mining common stock by existing securityholders may depress the market value of our securities due to the limited trading market which exists.    Due to a number of factors, the trading volume in McEwen Mining common stock has historically been limited. Trading volume over the past twelve months averaged approximately 4,000,000 shares per day. As a result, the sale of a significant amount of McEwen Mining common stock by any selling securityholders may depress the price of McEwen Mining common stock. As a result, you may lose all or a portion of your investment.

        Mr. McEwen's interests may conflict with the interests of our other shareholders, and Mr. McEwen's control position may adversely affect the market price of McEwen Mining common stock.    As of October 23, 2012, Mr. McEwen beneficially owned approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares, which are exchangeable on a one-for-one basis into shares of McEwen Mining common stock, not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares. Accordingly, Mr. McEwen is in a position to elect the McEwen Mining Board and control the outcome of any vote of McEwen Mining's shareholders. Mr. McEwen's interests may conflict with the interests of other shareholders of McEwen Mining, and Mr. McEwen's control position may have an adverse effect on the market price of McEwen Mining common stock.

        Our ability to generate the cash needed to service our debt obligations, if any, depends on certain factors beyond our control.    The future success of our operations will, in large part, dictate our ability to make scheduled payments on, and satisfy our obligations under our debt, if any, including our debt securities. Our future operating performance will be affected by general economic, competitive, market, business and other conditions, many of which are beyond our control. To the extent we are not able to meet our debt obligations, we will be required to restructure or refinance them, seek additional equity financing or sell assets. We may not be able to restructure or refinance our debt, obtain additional financing or sell assets on satisfactory terms or at all.

        An adverse rating of our debt securities may cause their trading price to fall.    If a rating agency rates our debt securities, if any, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities, if any, in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities, if any, could significantly decline.

        Holders of Canadian Rights Offering Exchangeable Shares will experience a delay in receiving shares of McEwen Mining common stock from the date they request an exchange, which may affect the value of the shares the holder receives in an exchange.    Holders of Canadian Rights Offering Exchangeable Shares who request to receive McEwen Mining common stock in exchange for their Canadian Rights Offering Exchangeable Shares will not receive McEwen Mining common stock until approximately five business days after the applicable request is received. During this period, the market price of McEwen Mining common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by such a holder of Canadian Rights Offering Exchangeable Shares upon a subsequent sale of the McEwen Mining common stock received in the exchange.

        The exchange of your Canadian Rights Offering Exchangeable Shares may be taxable in the United States.    The United States federal income tax consequences of an exchange of Canadian Rights Offering Exchangeable Shares for shares of McEwen Mining depend on whether the Canadian Rights Offering Exchangeable Shares are treated for U.S. federal income tax purposes as shares of Canadian Exchange Co. or as shares of McEwen Mining common stock. There is no direct authority under existing United States federal income tax law concerning whether the Canadian Rights Offering Exchangeable Shares should be treated as shares of Canadian Exchange Co. or shares of McEwen Mining common stock. Neither McEwen Mining nor Canadian Exchange Co. has requested, or intends to request, a ruling from the Internal Revenue Service or an opinion of counsel regarding the status of the Canadian Rights Offering Exchangeable Shares for United States federal income tax purposes. The discussion under the heading "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" starting on page S-39 includes a discussion of the alternative United States federal income tax consequences of the exchange of Canadian Rights Offering Exchangeable Shares depending on whether the Canadian Rights Offering Exchangeable Shares are treated as either (i) shares of McEwen Mining common stock or (ii) shares of Canadian Exchange Co. Generally, for United States federal income tax purposes, a U.S. holder's (and in certain circumstances a non-U.S. holder's) exchange of Canadian Rights Offering Exchangeable Shares for shares of McEwen Mining common stock will be a taxable sale in which the holder will recognize gain or loss if the Canadian Rights Offering Exchangeable Shares are treated as shares of Canadian Exchange Co. and not as shares of McEwen Mining common stock. Holders of Canadian Rights Offering Exchangeable Shares should consider that the United States federal income tax consequences of an exchange of Canadian Rights Offering Exchangeable Shares may be adverse to the holder based on the holder's particular circumstances. Holders should take into account the possibility that the Internal Revenue Service may assert and prevail with a position on the status of the Canadian Rights Offering Exchangeable Shares that is contrary to the position taken by the holder.

        The exchange of your Canadian Rights Offering Exchangeable Shares is generally taxable in Canada.    Based on the tax laws as of the date of this prospectus supplement, the exchange of Canadian Rights Offering Exchangeable Shares for shares of McEwen Mining common stock is generally a taxable event in Canada. A holder's tax consequences can vary depending on a number of factors, including the residency of the holder, the method of the exchange and the length of time that the Canadian Rights Offering Exchangeable Shares were held prior to the exchange. Canadian income tax consequences will vary depending on your particular circumstances. See "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES" starting on page S-47 for a summary of certain material Canadian federal income tax consequences relating to the Canadian Rights Offering Exchangeable Shares. We strongly urge you to consult your tax advisor as to the tax consequences of exchanging your Canadian Rights Offering Exchangeable Shares for McEwen Mining common stock.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying base prospectus and the information and documents incorporated in this prospectus supplement and in the accompanying base prospectus contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties in which we have interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we have interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (as amended, the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (as amended the "Exchange Act"). Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

  •
  decisions of foreign countries and banks within those countries;

  •
  federal, state and foreign legislation governing us or the properties where we hold interests;

  •
  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

  •
  changes in gold/silver and other metals prices associated with the primary metals mined at properties where we hold interests;

  •
  technological changes in the mining industry;

  •
  changes in our business strategy;

  •
  our ability to maintain adequate internal controls;

  •
  interpretation of drill hole results and the geology, grade and continuity of mineralization;

  •
  the uncertainty of reserve estimates and timing of development expenditures;

  •
  unexpected changes in business and economic conditions;

  •
  changes in interest rates and currency exchange rates;

  •
  timing and amount of production, if any;

  •
  our costs;

  •
  future financial needs;

  •
  risks associated with issuances of additional common stock or securities or incurrence of indebtedness in connection with acquisitions or otherwise;

  •
  changes in exploration and overhead costs;

  •
  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

  •
  mine operating and ore processing facility problems, pit wall or tailings dam failures, and natural catastrophes such as floods or earthquakes;

  •
  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

  •
  access and availability of materials, equipment, supplies, labor and supervision, power and water;

  •
  results of current and future exploration activities;

  •
  results of pending and future feasibility studies;

  •
  the ability to operate in accordance with feasibility studies;

  •
  local and community impacts and issues;

  •
  economic and market conditions;

  •
  environmental risks associated with the exploration, development and operation of mineral properties and mines;

  •
  change in management and key employees;

  •
  unfavorable results of legal proceedings;

  •
  accidents and labor disputes; and

  •
  other risks discussed in this prospectus supplement or in the accompanying base prospectus, any amendment to this prospectus supplement or the accompanying base prospectus, and our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 (filed May 9, 2012) and June 30, 2012 (filed August 8, 2012) and, from time to time, in other documents that we publicly disseminate.

        This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. You should read this prospectus supplement, the accompanying base prospectus, any amendment to this prospectus supplement or the accompanying base prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We disclaim any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements. Readers are cautioned not to put undue reliance on forward-looking statements. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

USE OF PROCEEDS

        Because the shares of McEwen Mining common stock offered by this prospectus supplement will be issued only in exchange for or redemption of the Canadian Rights Offering Exchangeable Shares, McEwen Mining will not receive any cash proceeds from this offering.

THE OFFERING

The Offering

        The purpose of this offering is to exchange any and all Canadian Rights Offering Exchangeable Shares for shares of McEwen Mining common stock, so that following completion of this offering all of the holders of Canadian Rights Offering Exchangeable Shares shall have received shares of McEwen Mining common stock.

        We are filing this prospectus supplement with the SEC in order to register under the Securities Act the issuance from time to time of shares of McEwen Mining common stock upon the exchange or redemption of the Canadian Rights Offering Exchangeable Shares. Each Canadian Rights Offering Exchangeable Share is substantially the economic and voting equivalent of a share of McEwen Mining common stock and is exchangeable on a one-for-one basis for a share of McEwen Mining common stock at any time, at the option of the holder. Any Canadian Rights Offering Exchangeable Shares not previously exchanged will, upon the direction of the Exchange Co. Board, be redeemed for shares of McEwen Mining common stock on any date that is on or after January 24, 2022, being the tenth year anniversary of the date on which Exchangeable Shares were first issued by Canadian Exchange Co. in connection with the acquisition of Minera Andes, subject to applicable law and the due exercise by either McEwen Mining or Callco of McEwen Mining's or Callco's redemption call right, unless Canadian Exchange Co. redeems them earlier upon the occurrence of certain events.

Terms of the Offering

        McEwen Mining is offering, upon the terms and subject to the conditions described in this prospectus supplement, shares of McEwen Mining common stock upon the exchange or redemption of the Canadian Rights Offering Exchangeable Shares. A description of how a holder may exchange such Canadian Rights Offering Exchangeable Shares, and of McEwen Mining's or Callco's redemption rights, is provided in the accompanying base prospectus in the section entitled "Description of Capital Stock—2012 Exchangeable Shares" starting on page 34 of the accompanying base prospectus. The rights of the holders of Canadian Rights Offering Exchangeable Shares, including exchange rights, are described in greater detail in accompanying base prospectus in the section entitled "Description of Capital Stock—2012 Exchangeable Shares" starting on page 34 of the accompanying base prospectus.

        A comparison of the material differences between the rights of holders of McEwen Mining common stock and holders of Exchangeable Shares is described in the section entitled "MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF US GOLD COMMON STOCK AND HOLDERS OF EXCHANGEABLE SHARES" starting on page S-28 below.

Withholding Rights

        Each of McEwen Mining, Callco, Canadian Exchange Co. and Canadian Exchange Co.'s transfer agent will be entitled to deduct and withhold from any consideration otherwise payable to any holder of Canadian Rights Offering Exchangeable Shares such amounts as each of McEwen Mining, Callco, Canadian Exchange Co. or Canadian Exchange Co.'s transfer agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the Code or any provision of federal, provincial, state, territorial, local or foreign tax law.

        To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the Canadian Rights Offering Exchangeable Shares in respect of which the deduction and withholding was made, provided, that the withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, McEwen Mining, Callco, Canadian Exchange Co. and Canadian Exchange Co.'s transfer agent are authorized to sell or otherwise dispose of the portion of the consideration necessary to provide sufficient funds to McEwen Mining, Callco, Canadian Exchange Co. or, Canadian Exchange Co.'s transfer agent, as the case may be, to enable it to comply with the deduction or withholding requirement and McEwen Mining, Callco, Canadian Exchange Co. or Canadian Exchange Co.'s transfer agent, as the case may be, will notify the holder and remit to the holder any unapplied balance of the net proceeds of such sale.

MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF MCEWEN MINING COMMON STOCK AND HOLDERS OF EXCHANGEABLE SHARES

        Holders of the Exchangeable Shares have essentially the same voting rights with respect to McEwen Mining and the same economic interests as holders of McEwen Mining common stock. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of shareholders of a Colorado corporation, there are certain differences. These differences arise from differences between Alberta and Colorado law, and between the Canadian Exchange Co. articles of incorporation and bylaws and the McEwen Mining articles of incorporation and bylaws. The following is a summary of some of the most significant differences in shareholder rights between Canadian Exchange Co. and McEwen Mining. This summary is not intended to be complete and is qualified in its entirety by reference to the ABCA, the Colorado Business Corporation Act (as amended, the "Colorado Act") and the governing corporate instruments of Canadian Exchange Co. and McEwen Mining.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
Authorized Share Capital
Authorized Capital Stock	The authorized capital of Canadian Exchange Co. consists of an unlimited number of common shares and an unlimited number of Exchangeable Shares, both without nominal or par value.	The authorized capital of McEwen Mining consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value.
As of October 23, 2012, 150,001,000 common shares and 77,987,621 Exchangeable Shares were issued and outstanding, excluding any Exchangeable Shares held by McEwen Mining and its subsidiaries.

As of October 23, 2012, there were 190,516,797 shares of McEwen Mining common stock and one share of preferred stock, designated as Series B Special Voting Preferred Stock (the "Series B Preferred Share"), issued and outstanding.

Board of Directors
Size of Board of Directors	The Exchange Co. Board currently has three directors. The articles of Canadian Exchange Co. provide that the Exchange Co. Board must consist of three members.

The McEwen Mining Board has seven members. McEwen Mining's bylaws provide that the McEwen Mining Board must consist of seven members, which number may increase or decrease, to not less than three, from time to time by a resolution adopted by the McEwen Mining Board.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
Director Qualifications	Pursuant to the ABCA, the following persons are disqualified from acting as a director:

•

anyone who is less than 18 years of age;

•

anyone who: (i) is a represented adult as defined in the Adult Guardianship and Trusteeship Act(Alberta) or is the subject of a certificate of incapacity that is in effect under the Public Trustee Act(Alberta); (ii) is a formal patient as defined in the Mental Health Act (Alberta); (iii) is the subject of an order under The Mentally Incapacitated Persons Act(Alberta), appointing a committee of the person or estate, or both; or (iv) has been found to be a person of unsound mind by a court elsewhere than in Alberta;

Pursuant to the Colorado Act, directors are required to be individuals who are eighteen years of age or older. Pursuant to McEwen Mining's bylaws and in accordance with the Colorado Act, directors need not be residents of the State of Colorado.

• a person who is not an individual; and

• a person who has the status of bankrupt.
At least one quarter of the directors of a corporation governed by the ABCA must be resident Canadians.
Election of Directors

Under the ABCA, shareholders of a corporation shall at each annual meeting at which an election of directors is required elect directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders following the election.

Directors are elected by way of ordinary resolution, being a majority of the votes cast by the shareholders who voted in respect of that resolution, or signed by all the shareholders entitled to vote on that resolution. Under the articles of Canadian Exchange Co., the holders of Exchangeable Shares are permitted to elect one of the three directors, with the remaining two directors to be elected by the holders of the common shares of Canadian Exchange Co.

Pursuant to the Colorado Act and the McEwen Mining bylaws, directors are elected at each annual meeting of the shareholders of McEwen Mining, for a term expiring at the next annual shareholders' meeting following their election or when their successors have been elected and qualified. In an absence of a resolution of the McEwen Mining Board providing otherwise, the annual meeting of the shareholders is to be held within the first six months of the fiscal year.

If a quorum is present at the annual meeting, directors are elected by a plurality of votes (i.e., the candidates comprising the requisite number of board members to be elected receiving the highest number of votes will be elected to the McEwen Mining Board).

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
Filling of Vacancies

Pursuant to the ABCA, a quorum of directors may generally fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. Under the articles of Canadian Exchange Co., the holders of Exchangeable Shares are permitted to elect one of the three directors, with the remaining two directors to be elected by the holders of the common shares of Canadian Exchange Co.

The McEwen Mining bylaws, and in accordance with the Colorado Act, provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if the directors remaining in office constitute less than a quorum of the board. A director elected to fill a vacancy will complete the unexpired term of his predecessor in office, and will hold office until his successor has been elected and qualified.

The McEwen Mining bylaws also provide that any directorship to be filled due to an increase in the number of directors shall be filled by a majority vote of the directors then in office or by an election at an annual meeting or a special meeting of shareholders called for that purpose. A director so elected shall serve a term expiring at the next annual meeting of shareholders and until his successor has been elected and qualified.

Removal of Directors	Pursuant to the ABCA, the shareholders of a corporation may by ordinary resolution at a special meeting remove any director or directors from office.

Pursuant to the McEwen Mining bylaws, and in accordance with the Colorado Act, one or more directors may be removed by the shareholders, with or without cause, only at a meeting called for the stated purpose of removing the director and only by a majority vote of the shares entitled to vote at an election of directors.

Fiduciary Duties of Directors

Pursuant to the ABCA, directors have a duty of care and loyalty to the corporation. The duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The duty of loyalty requires directors to act honestly and in good faith with a view to the best interests of the corporation.

Pursuant to the Colorado Act, directors are required to discharge their duties as members of the board and as members of any board committees on which they serve in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation.

Shareholder Meetings and Voting Rights
Shareholders' Meetings

Pursuant to the ABCA, directors of a corporation are required to call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. A board of directors may call a special meeting at any time.

Pursuant to the Colorado Act, annual shareholder meetings must be held at a time and date stated or fixed in accordance with the bylaws or a board resolution.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights

Pursuant to the ABCA the registered holders or beneficial owners of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the ABCA for making such requisition, the directors of the corporation must call a meeting of shareholders. If the directors fail to call the meeting, any of the shareholders who made the requisition may call the meeting.

Pursuant to the Colorado Act, special meetings of the shareholders must be held (i) if called by the board of directors or persons authorized by the bylaws or board resolution or (ii) upon written demand of shareholders, stating the purpose for the meeting and dated and signed by the holders of shares representing at least ten percent of all shares entitled to vote on any issue proposed to be considered at the meeting.

The bylaws of McEwen Mining specify that special meetings of shareholders may be called by the president, the board of directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Notice of Meetings

Pursuant to the ABCA, notice of any meeting of shareholders must be sent not less than 21 days and not more than 50 days before the meeting.

Pursuant to the ABCA, notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment on that business, and the text of any special resolution to be submitted to the meeting.

The holders of the Exchangeable Shares are entitled to receive notice of any meeting of the shareholders of Canadian Exchange Co., except those meetings where only holders of a specified class or particular series of shares are entitled to vote.

Pursuant to the Colorado Act, a corporation must give notice to shareholders of record of the date, time, and place of each annual and special shareholders' meeting, no fewer than 10 days and not more than 60 days before the date of the meeting or vote. If the number of authorized shares is to be increased, however, at least 30 days' advanced notice must be given. Notice of a special meeting must include a description of the purpose(s) for which the meeting is called.

The bylaws of McEwen Mining provide that the board of directors may fix in advance a record date not more than 50 days nor fewer than 10 days prior to the date of the meeting or vote.

If not otherwise fixed, the bylaws state that the record date for determining shareholders entitled to be given notice of and to vote at a meeting is 30 days prior to the vote or meeting.

Quorum

The bylaws of Canadian Exchange Co. provide that a quorum is present at a meeting of shareholders if at least two individuals are present, each of whom is entitled to vote at the meeting, and who hold or represent by proxy in the aggregate not less than 10% of the total number of shares entitled to be voted at the meeting.

The bylaws of McEwen Mining, and in accordance with the Colorado Act, provide that one-third of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
Voting Rights

Holders of Exchangeable Shares and common shares of Canadian Exchange Co. are entitled to one vote for each Exchangeable Share or common share held. Under the ABCA, the vote of a majority of shares voted on any matter (an ordinary resolution) at a meeting of shareholders at which a quorum is present is the act of such shareholders on the matter, unless the vote of a greater number is required by law or by the articles of the corporation.

Under the articles of Canadian Exchange Co., the holders of Exchangeable Shares are permitted to elect one of the three directors, with the remaining two directors to be elected by the holders of the common shares of Canadian Exchange Co.

Pursuant to the ABCA, a resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

Pursuant to the articles of incorporation of McEwen Mining and in accordance with the Colorado Act, each outstanding share of McEwen Mining common stock is entitled to one vote.

Pursuant to the articles of incorporation of McEwen Mining, the Series B Preferred Share entitles the holder thereof to an aggregate number of votes equal to the number of the Exchangeable Shares issued and outstanding which are not owned by McEwen Mining or its subsidiaries. As of October 23, 2012, the Series B Preferred Share was entitled to 77,987,621 votes, based upon 77,987,621 Exchangeable Shares outstanding on such date, which are not owned by McEwen Mining or its subsidiaries.

The holders of the shares of common stock and the Series A Preferred Share vote together as one class.

Pursuant to the Colorado Act, if a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast in favor of the action exceed the votes cast against the action, unless a greater number of affirmative votes is required by law or McEwen Mining's articles of incorporation or bylaws.

Pursuant to McEwen Mining's bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the shareholders entitled to vote on the subject matter thereof.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
Fundamental Changes
Amendments to Governing Documents

Pursuant to the ABCA, the approval of at least two-thirds of the votes cast at a meeting (a "special resolution") is required to amend the articles of the corporation of Canadian Exchange Co. The ABCA may also require the separate approval by the holders of a class or series of shares for certain amendments to governing documents.

The ABCA also requires the creation, amendment or repeal of bylaws by the directors of a corporation to be approved by ordinary resolution of the shareholders of the corporation at the next shareholder meeting.

Pursuant to the Colorado Act, the McEwen Mining Board may adopt certain administrative amendments to the McEwen Mining articles of incorporation without shareholder action.

Other amendments to the articles of incorporation may be proposed for submission to shareholders by the McEwen Mining Board or by the holders of at least ten percent of all of the votes entitled to be cast on the amendment, and will be approved if the votes cast in favor of the action exceed the votes cast against the action.

Pursuant to the Colorado Act, the McEwen Mining bylaws may be amended by the McEwen Mining Board or the McEwen Mining shareholders.
Vote Required for Extraordinary Transactions	Pursuant to the ABCA, a special resolution is required for extraordinary corporate actions, including:

•

amalgamations (other than an amalgamation involving a wholly-owned subsidiary of the corporation);

•

the continuance of the corporation into another jurisdiction;

•

the sale, lease or exchange of all or substantially all of the property of a corporation;

•

liquidations and dissolutions; and

•

arrangements (if ordered by a court).

Pursuant to the Colorado Act, a majority of corporate actions, including conversions, mergers, share exchanges, the sale, lease, exchange, or other disposition of all, or substantially all, of the corporation's property and the dissolution of the corporation, require the approval by each voting group entitled to vote separately on the proposed action by a majority of all the votes entitled to be cast on the proposal by that voting group.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
Dissent Rights	Pursuant to the ABCA, each of the matters listed below will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares:	Pursuant to the Colorado Act, a shareholder, whether or not entitled to vote, is entitled to dissent and to receive fair value for his shares in the event of any of the following events:

•

an amendment to the corporation's articles to add, change or remove any provisions restricting or constraining the issue or transfer of that class of shares;

•

an amendment to the corporation's articles to add, change or remove any restriction on the business or businesses that the corporation may carry on;

•

an amendment to the corporation's articles to add or remove an express statement establishing the unlimited liability of shareholders;

•

any amalgamation with another corporation (other than with certain affiliated corporations);

•

a continuance of the corporation under the laws of another jurisdiction; and

•

the sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business.

A court may also permit shareholders to dissent in connection with an application to the court for an order approving an arrangement.

The ABCA provides these dissent rights for both listed and unlisted shares.

The ABCA may also require the separate approval by the holders of a class or series of shares for certain extraordinary corporate actions.

•

a merger to which the corporation is a party if either (i) approval by the shareholders is required; or (ii) the corporation is a subsidiary that is merged with its parent corporation;

•

a plan of share exchange, where the corporation's shares will be acquired;

•

a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required;

•

a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the corporation's consent to the disposition; and

•

a conversion in which the corporation is the converting entity.

If, in the transactions described above, the shareholder will receive for his, her or its shares, (i) shares of the corporation surviving the merger or share exchange, (ii) shares of any other corporation which, at the effective date of the plan of merger or share exchange, either is listed on a national securities exchange registered under the Exchange Act, or is held of record by more than two thousand shareholders, (iii) cash in lieu of fractional shares, or (iv) any combination thereof, then the shareholder will not be entitled to dissent and obtain payment for any class or series of shares that either were listed on a national securities exchange registered under the Exchange Act or were held of record by more than two thousand shareholders.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights

Additionally, a shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his, her or its shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided.

Oppression Remedy	The ABCA provides an oppression remedy that allows a "complainant" who is: • a present or former shareholder; • a present or former director or officer of the corporation or its affiliates;

The Colorado Act does not contain equivalent statutory remedies, though shareholders may be entitled to bring suit against McEwen Mining or members of the McEwen Mining Board for violations of the Colorado Act or other state or federal law.

• a creditor, in certain circumstances; and

• any other person who in the discretion of the court is a proper person to make the application, to apply to court for relief where:

• any act or omission of the corporation or any of its affiliates effects a result;

• the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner; or

• the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner,

that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer. The ABCA permits a court to make any interim or final orders it thinks fit to rectify the matters complained of in the application for relief.

Derivative Actions	Under Alberta law, a "complainant" may bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or intervene in an existing action to which the corporation is a party, if the complainant satisfies the court that:

•

the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if the directors of the corporation do not bring, diligently prosecute, defend or discontinue the action;

Pursuant to the Colorado Act, any shareholder may bring an action by or in right of the corporation if the shareholder either (i) was a shareholder at the time of the transaction giving rise to the suit or (ii) received shares or voting trust certificates thereafter by operation of law from a person who was a shareholder at such time.

• the complainant is acting in good faith; and

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights
• it appears to be in the interests of the corporation that the action be brought, prosecuted, defended or discontinued.
In connection with any derivative action initiated by a complainant, the court may at any time make any order it thinks fit.
Anti-Takeover Provisions and Interested Shareholder Transactions

Alberta law does not contain specific antitakeover provisions with respect to business transactions. However, the policies of Canadian securities regulatory authorities contain certain requirements relating to takeover bids, mergers and interested shareholder transactions. In particular, MI 61-101 imposes certain requirements on, among other things "business combinations" and "related party transactions". MI 61-101 requires more detailed disclosure in the proxy material sent to security holders in connection with a transaction to which they relate, including, subject to certain exceptions, the inclusion of a formal valuation of the subject matter of the transaction and any non-cash consideration offered therefor. MI 61-101 also requires, subject to certain-exceptions, that the minority shareholders of the issuer separately approve the transaction by a simple majority.

The Colorado Act does not contain specific antitakeover provisions with respect to business transactions or combinations with interested shareholders.
Other Actions
Dividends and Other Distributions

Pursuant to the ABCA, Canadian Exchange Co. may pay dividends on the Exchangeable Shares unless there are reasonable grounds for believing that after such payment either: (i) Canadian Exchange Co. is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of Canadian Exchange Co.' assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares.

The articles of Canadian Exchange Co. provide that as long as there are any Exchangeable Shares outstanding, the approval by special resolution of the holders of Exchangeable Shares is required to pay dividends on the common shares or any other shares ranking junior to the Exchangeable Shares.

Pursuant to the Colorado Act, McEwen Mining may pay dividends or make other distributions to McEwen Mining shareholders unless, after giving it effect, (i) McEwen Mining would not be able to pay its debts as they become due in the usual course of business; or (ii) McEwen Mining's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of the distribution. Share dividends may be issued pro rata and without consideration to shareholders of one or more classes or series of shares.

	Canadian Exchange Co. Shareholder Rights	McEwen Mining Shareholder Rights

The articles of incorporation of McEwen Mining provide that dividends in cash, property, or shares of McEwen Mining may be paid to holders of McEwen Mining common stock, at the discretion of the McEwen Mining Board, to the extent permitted by law. The holder of the Series B Preferred Share is not entitled to receive any portion of any dividend or distribution at any time.

Repurchase of Shares

Pursuant to the ABCA, Canadian Exchange Co. may purchase or otherwise acquire its shares unless there are reasonable grounds for believing that: (i) Canadian Exchange Co. is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of Canadian Exchange Co.' assets would after such purchase be less than the aggregate of its liabilities and stated capital of all classes of shares.

Pursuant to the Colorado Act, McEwen Mining may acquire its own shares. Shares so acquired constitute authorized but unissued shares.

The articles of Canadian Exchange Co. provide that as long as there are any Exchangeable Shares outstanding, the approval by special resolution of the holders of Exchangeable Shares is required to redeem or purchase any of the common shares or any other shares ranking equally with or junior to the Exchangeable Shares.

PLAN OF DISTRIBUTION

        Canadian Exchange Co. is engaging in the Canadian Exchange Co. Rights Offering and in connection therewith will issue up to 7,798,762 Exchangeable Shares. Each Canadian Rights Offering Exchangeable Share may be exchanged at any time at the option of the holder on a one-for-one basis for shares of McEwen Mining common stock. The issuance of such shares of McEwen Mining common stock upon the exchange or redemption of the Canadian Rights Offering Exchangeable Share is being registered by this prospectus supplement. McEwen Mining has agreed to bear the expenses of registration of the McEwen Mining common shares in this prospectus supplement.

        Holders of Canadian Rights Offering Exchangeable Shares may exchange their Canadian Rights Offering Exchangeable Shares for McEwen Mining common stock by exercising their retraction rights, which are described in the accompanying base prospectus under the section "Description of Capital Stock—2012 Exchangeable Shares—Retraction of Exchangeable Shares by Holders" on page 34 of the accompanying base prospectus.

        Any Canadian Rights Offering Exchangeable Shares not previously exchanged will, upon the direction of the Exchange Co. Board, be redeemed for shares of McEwen Mining common stock on any date that is on or after January 24, 2022, being the tenth year anniversary of the date on which Exchangeable Shares were first issued by Canadian Exchange Co. in connection with the acquisition of Minera Andes, subject to applicable law and the due exercise by either McEwen Mining or Callco of McEwen Mining's or Callco's redemption call right, unless Canadian Exchange Co. redeems the Canadian Rights Offering Exchangeable Shares earlier. A description of McEwen Mining's, Callco's and Canadian Exchange Co.'s redemption rights is provided in the accompanying base prospectus in the section entitled "Description of Capital Stock—2012 Exchangeable Shares" starting on page 34 of the accompanying base prospectus.

        The Exchangeable Shares are intended to be functionally and economically equivalent to the shares of McEwen Mining common stock, accordingly there are no material differences in the rights of the holders of McEwen Mining common stock and the holders of Exchangeable Shares. Additional information on the rights of the holders of Exchangeable Shares is described in the accompanying base prospectus under the section "Description of Capital Stock—2012 Exchangeable Shares" starting on page 34 of the accompanying base prospectus.

        The McEwen Mining common stock is listed on the NYSE and the TSX under the symbol "MUX" and all underlying shares of McEwen Mining common stock issued in exchange for the Canadian Rights Offering Exchangeable Shares pursuant to this prospectus supplement will also trade on the NYSE and TSX under the symbol "MUX".

        If you have any questions about this offering, please contact McEwen Mining Inc., Investor Relations, 181 Bay Street, Bay Wellington Tower, Suite 4750, P.O. Box 792, Toronto, Ontario Canada M5J 2T3, or by telephone at (866) 441-0690, or by email at info@mcewenmining.com.

 CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary, as of the date of this prospectus supplement, of the material United States federal income tax considerations applicable, respectively, to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below, and together with U.S. Holders, "Holders") with respect to the redemption, retraction or exchange of Exchangeable Shares for McEwen Mining common stock.

        This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the related Treasury Regulations, judicial decisions, and administrative determinations as of the date of this document. Those authorities may be changed, perhaps retroactively, so that the United States federal income tax consequences may be different from those discussed below. This discussion is included for general information purposes only and does not purport to be a complete technical analysis or listing of all potential U.S. tax consequences that may be relevant to a Holder. Further, this summary does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties that may be relevant to a Holder in light of its particular circumstances. It is not intended to be, nor should it be construed as being, legal or tax advice. The discussion herein is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the discussion of tax consequences set forth herein will be sustained if challenged by the Internal Revenue Service.

        Except where noted, this discussion deals only with Holders who hold their Exchangeable Shares and McEwen Mining common stock as capital assets within the meaning of Section 1221 of the Code, and does not address the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including, for example, if you are:

  •
  a broker or dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding Exchangeable Shares, or shares of McEwen Mining common stock, as part of a hedging, integrated, conversion, wash or constructive sale transaction or a straddle or synthetic security;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who acquired Exchangeable Shares, or shares of McEwen Mining common stock, in exchange for Minera Andes stock that was acquired in a compensatory transaction;

  •
  a Non-U.S. Holder who is or has previously been engaged in the conduct of a trade or business in the United States;

  •
  a person who is an investor in a pass-through entity;

  •
  a person who owns (or is deemed to own) 10% or more of the voting stock of Canadian Exchange Co.;

  •
  a U.S. Holder whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation;"

  •
  a "passive foreign investment company;"

  •
  a U.S. expatriate or former long-term resident of the United States;

  •
  a Non-U.S. Holder owning more than 5% of the McEwen Mining common stock; or

  •
  an S corporation, an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity.

        If a partnership holds Exchangeable Shares that are exchanged for shares of McEwen Mining common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Exchangeable Shares that are exchanged for shares of McEwen Mining common stock, you are urged to consult your tax advisor.

        As discussed below, there are substantial uncertainties regarding the United States federal income tax treatment of Exchangeable Shares and of the exchange of Exchangeable Shares for shares of McEwen Mining common stock. You are strongly urged to consult your own tax advisor regarding the United States federal tax consequences applicable to the redemption, retraction or exchange of Exchangeable Shares and your ownership and disposition of McEwen Mining common stock in light of your particular circumstances. In addition, you should also consult your tax advisor regarding any foreign, state, local, provincial, or other taxes or tax treaties that may be applicable to you.

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of exchangeable shares that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For purposes of this disclosure, you are a "Non-U.S. Holder" if you are not a U.S. Holder.

Consequences of a Redemption, Retraction or Exchange of Exchangeable Shares

        The United States federal income tax consequences of a redemption, retraction or exchange of Exchangeable Shares depend, in part, on whether the Exchangeable Shares are treated for United States federal income tax purposes as shares of Canadian Exchange Co. or as shares of McEwen Mining common stock. There is, however, no direct authority under current United States federal income tax law concerning whether the Exchangeable Shares should be treated as shares of McEwen Mining common stock or shares of Canadian Exchange Co., and the classification for tax purposes of such Exchangeable Shares as shares of McEwen Mining common stock or shares of Canadian Exchange Co. is therefore uncertain. Accordingly, the following discussion addresses the United States federal income tax consequences of a redemption, retraction or exchange of Exchangeable Shares under each of two alternative characterizations of the Exchangeable Shares: (1) based on the treatment of the Exchangeable Shares as shares of McEwen Mining common stock, and (2) based on the treatment of the Exchangeable Shares as shares of Canadian Exchange Co. The discussion does not address the United States federal income tax consequences of any payments for accrued and unpaid dividends on the Exchangeable Shares.

        The following discussion is not binding on the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will not assert and prevail with respect to a position that is adverse or contrary to a position taken by a U.S. Holder on such U.S. Holder's tax returns. Accordingly, it may be prudent for a U.S. Holder to assume the least favorable United States federal income consequences. Moreover, neither McEwen Mining nor Canadian Exchange Co. has requested or intends to request a ruling from the Internal Revenue Service or an opinion of counsel with respect to whether the Exchangeable Shares should be treated as shares of McEwen Mining common stock or shares of Canadian Exchange Co. In addition, no ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of a retraction, redemption, or exchange of Exchangeable Shares for shares of McEwen Mining common stock.

Consequences if the Exchangeable Shares are Treated as Shares of McEwen Mining Common Stock

U.S. Holders and Non-U.S. Holders

        If the Exchangeable Shares are treated as shares of McEwen Mining common stock, the redemption, retraction or exchange of Exchangeable Shares for shares of McEwen Mining common stock should not be a taxable event to a U.S. Holder or a Non-U.S. Holder. In that case, a Holder's holding period for the McEwen Mining common stock received should include such Holder's holding period for the Exchangeable Shares that were exchanged for such shares of McEwen Mining common stock, and the Holder's tax basis for such McEwen Mining common stock should equal the Holder's tax basis for the Exchangeable Shares that were exchanged for such stock.

Consequences if the Exchangeable Shares are not Treated as Shares of McEwen Mining Common Stock

U.S. Holders

        Subject to the discussion below entitled "—Passive Foreign Investment Companies," if the Exchangeable Shares are not treated as shares of McEwen Mining for United States federal income tax purposes, the redemption, retraction or exchange of Exchangeable Shares for shares of McEwen Mining common stock should be treated as a fully taxable exchange for United States federal income tax purposes. Consequently, upon the exchange of a U.S. Holder's Exchangeable Shares, a U.S. Holder should recognize gain or loss, if any, equal to the difference between (i) the sum of the fair market value, as of the exchange date, of the shares of McEwen Mining common stock received in the exchange and (ii) the U.S. Holder's tax basis in the Exchangeable Shares surrendered. Any such gain or loss on the exchange will generally be capital gain or loss. Capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation, currently at 15% for dispositions on or prior to December 31, 2012. Under current law, the 15% rate is scheduled to increase as of January 1, 2013, but this change in rate may be deferred or altered by subsequent changes in the law. The deductibility of capital losses is subject to limitations. A U.S. Holder's tax basis in shares of McEwen Mining common stock received in the exchange will equal the fair market value of those shares as of the exchange date. A U.S. Holder's holding period for the McEwen Mining common stock received will begin on the day after the exchange.

        In determining whether the Exchangeable Shares are shares of Canadian Exchange Co. or shares of McEwen Mining common stock, U.S. Holders of Exchangeable Shares should consider that the Internal Revenue Service may assert and prevail with respect to a position that is adverse to the position taken by a U.S. Holder. It may be prudent for a U.S. Holder with gain inherent in the Exchangeable Shares to assume that the redemption, retraction or exchange will be a taxable event. Conversely, it may be prudent for a U.S. Holder with loss inherent in the Exchangeable Shares to assume that the redemption, retraction or exchange will be treated as a non-taxable event so that no loss will be recognized. In either event, such a U.S. Holder should consult its own tax advisor regarding the filing of a refund claim.

Non-U.S. Holders

        If the Exchangeable Shares are not treated as shares of McEwen Mining common stock for United States federal income tax purposes, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the exchange of Exchangeable Shares for shares of McEwen Mining common stock unless:

            (i)  the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if a tax treaty applies, the gain is attributable to a permanent establishment of the Non-U.S. Holder in the United States; or

           (ii)  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions set forth in the Code are met, unless an applicable income tax treaty provides otherwise.

        If a Non-U.S. Holder is described in clause (i) above, the Non-U.S. Holder generally will be subject to the rules discussed above under the heading "—Consequences if the Exchangeable Shares are not Treated as Shares of McEwen Mining Common Stock—U.S. Holders." In addition, if a corporate Non-U.S. Holder is described under clause (i) above, it may be subject to an additional branch profits tax on effectively connected income at a 30% rate (or lower applicable treaty rate). If an individual Non-U.S. Holder is described in clause (ii) above, the individual generally will be subject to a flat 30% tax (or lower applicable treaty rate) on the gain derived from a sale or exchange, which may be offset by certain United States capital losses.

Passive Foreign Investment Companies

        In general, if Exchangeable Shares held by a U.S. Holder are treated as shares of Canadian Exchange Co. and Canadian Exchange Co. is treated for United States federal income tax purposes as a "passive foreign investment company" ("PFIC"), gain recognized on the retraction, redemption or exchange of Exchangeable Shares will be taxed under the passive foreign investment company "excess distribution regime," unless the U.S. Holder has made a timely "qualified electing fund" election or "mark-to-market" election. The passive foreign investment company rules are extremely complex and could, if they apply to Exchangeable Shares owned by a U.S. Holder, have a significant adverse effect on the taxation of gain recognized by a U.S. Holder. Such U.S. Holders are therefore urged to consult their own tax advisors to determine the potential applicability of the PFIC rules to their particular circumstance and any available elections.

Consequences of Ownership and Disposition of Shares of McEwen Mining Common Stock

Receipt of Distributions on McEwen Mining Common Stock

U.S. Holders

        Distributions, if any, received with respect to shares of McEwen Mining common stock out of McEwen Mining's current or accumulated earnings and profits, as determined for United States federal income tax purposes, will be taxable as dividend income to U.S. Holders. In the case of non-corporate U.S. Holders, dividend income is currently (through December 31, 2012) subject to tax at the same preferential rates as net capital gains if certain requirements are satisfied; after December 31, 2012, such dividends will be taxable at the rates generally applicable to ordinary income (but this change in the tax treatment of dividends may be deferred or altered by subsequent changes in the law). To the extent that the amount of any distribution exceeds McEwen Mining's current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. Holder's tax basis, and any excess will be treated as gain from the disposition of the common stock (discussed below under the heading "—Gain or Loss on Disposition of McEwen Mining Common Stock—U.S. Holders").

Non-U.S. Holders

        Distributions, if any, received with respect to shares of McEwen Mining common stock out of McEwen Mining's current or accumulated earnings and profits, as determined for United States federal income tax purposes, will be subject to a withholding tax as discussed below. Any portion of a distribution that exceeds McEwen Mining's current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder's basis in the common stock, and, to the extent such portion exceeds the Non-U.S. Holder's basis, the excess will be treated as gain from the disposition of the McEwen Mining common stock, the treatment of which is discussed below under "—Gain or Loss on Disposition of McEwen Mining Common Stock—Non-U.S. Holders." In addition, if McEwen Mining is a United States real property holding corporation or "USRPHC," as discussed below, and if any distribution exceeds its current and accumulated earnings and profits, McEwen Mining will need to choose to satisfy its withholding tax requirement either by treating the entire distribution as a dividend, subject to the withholding tax under the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from an USRPHC), or by treating only the amount of the distribution equal to its reasonable estimate of its current and accumulated earnings and profits as a dividend, subject to the withholding tax rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under the heading "—Gain or Loss on Disposition of McEwen Mining Common Stock—Non-U.S. Holders") with a credit generally allowed against the Non-U.S. Holder's United States federal income tax liability in an amount equal to the amount withheld from such excess.

        Dividends paid to a Non-U.S. Holder of McEwen Mining common stock will generally be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In addition, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends received that are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if a tax treaty applies, are attributable to a permanent establishment of the Non-U.S. Holder in the United States. In addition, a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) on dividend income that is effectively connected with a U.S. trade or business. A Non-U.S. Holder will be required to satisfy certification and disclosure requirements (including completing Internal Revenue Service Form W-8BEN, W-8ECI, or other applicable form) to claim treaty benefits or otherwise claim a reduction of, or exemption from, the U.S. withholding tax described above.

Gain or Loss on Disposition of McEwen Mining Common Stock

U.S. Holders

        A U.S. Holder will generally recognize gain or loss on any sale, exchange or other disposition of McEwen Mining common stock equal to the difference between the U.S. Holder's adjusted tax basis in the McEwen Mining common stock and the amount realized from the sale, exchange or other disposition. Gain or loss will generally be long-term capital gain or loss if the U.S. Holder's holding period is more than one year. In the case of non-corporate U.S. Holders, any long-term capital gain will generally be taxed at preferential United States federal income tax rates, currently at 15% for dispositions on or prior to December 31, 2012. Under current law, the 15% rate is scheduled to increase as of January 1, 2013, but this change in rate may be deferred or altered by subsequent changes in the law. The deductibility of losses may be subject to limitations.

Non-U.S. Holders

        Any gain realized by a Non-U.S. Holder on the sale, exchange, or other disposition of McEwen Mining common stock will generally not be subject to United States federal income tax unless:

            (i)  the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if a tax treaty applies, the gain is attributable to a permanent establishment of the Non-U.S. Holder in the United States;

           (ii)  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions set forth in the Code are met, unless an applicable income tax treaty provides otherwise; or

          (iii)  McEwen Mining is or has been a "United States real property holding corporation," or "USRPHC," as defined for United States federal income tax purposes and, as described below, the Non-U.S. Holder owns or is deemed to own more than 5% of McEwen Mining's outstanding common stock.

        Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), with respect to a Non-U.S. Holder's disposition of McEwen Mining common stock, McEwen Mining will be treated as a USRPHC if at any time during the shorter of (x) the five-year period ending on the date of disposition of shares of McEwen Mining common stock or (y) the period during which a Non-U.S. Holder held shares of McEwen Mining common stock, the fair market value of McEwen Mining's "U.S. real property interests" equals or exceeds 50% of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable Treasury Regulations). Because McEwen Mining owns substantial interests in real estate in the United States, McEwen Mining believes that it may have been a USRPHC. Notwithstanding the foregoing, so long as the common stock of McEwen Mining is regularly traded on an established securities market, as defined under applicable Treasury Regulations, Non-U.S. Holders who have never beneficially owned (or been deemed to own under certain attribution rules) more than 5% of the common stock of McEwen Mining will generally not be subjected to United States federal income tax on gain realized on the sale, exchange or redemption of common stock solely because McEwen Mining is or has been a USRPHC. McEwen Mining believes that its common stock is currently treated as regularly traded on an established securities market.

        If a Non-U.S. Holder falls under clause (i) or (iii) above, the Non-U.S. Holder will generally be subject to the rules discussed above in the discussion titled "—Gain or Loss on Disposition of McEwen Mining Common Stock—U.S. Holders", and, in the case of clause (iii) above, will generally be subject to a 10% withholding tax applied to the gross amount realized on the disposition. Any amount so withheld may be applied as a credit against the Non-U.S. Holder's United States federal income tax liability. If an individual Non-U.S. Holder falls under clause (ii) above, such individual generally will be subject to a flat 30% (or lower applicable treaty rate) tax on the gain derived from a sale, which may be offset by certain United States capital losses. In addition, if a corporate Non-U.S. Holder falls under clause (i) above, it may be subject to an additional branch profits tax on effectively connected income at a 30% rate (or lower applicable treaty rate).

        The foregoing summary of the possible application of the FIRPTA rules to Non-U.S. Holders is only a summary of certain material aspects of these rules. Because the U.S. federal income tax consequences to a Non-U.S. Holder under FIRPTA may be significant and are complex and subject to uncertainty, Non-U.S. Holders are urged to discuss those consequences with their tax advisors.

Information Reporting and Backup Withholding

U.S. Holders

        Information reporting and backup withholding may apply with respect to payments of dividends on McEwen Mining common stock and to certain payments of proceeds on the sale or other disposition of our common stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding (currently at a rate of 28%, but this rate is scheduled to increase to 31% for payments made on or after January 1, 2013, unless current individual income tax rates are extended) on payments of dividends on McEwen Mining common stock and certain payments of proceeds on the sale or other disposition of McEwen Mining common stock unless the beneficial owner of such common stock furnishes McEwen Mining or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

        U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder's United States federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

        McEwen Mining must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        A Non-U.S. Holder will not be subject to backup withholding on dividends paid to such Non-U.S. Holder, or on the proceeds received by a Non-U.S. Holder from a sale or other disposition of McEwen Mining common stock, as long as such Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

        U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act

        On February 8, 2012, the Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance Act ("FATCA"), which was enacted in March 2010. As a general matter, under the proposed regulations, for payments made after December 31, 2013, certain foreign financial institutions and non-financial foreign entities will be subject to a 30% U.S. federal withholding tax on dividends on McEwen Mining common stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity, or (iii) the foreign entity is otherwise excepted under FATCA. In addition, if such disclosure requirements are not satisfied, under the proposed regulations, withholding on gross proceeds from the sale or other disposition of McEwen Mining common stock by such foreign financial institutions and non-financial foreign entities will generally begin for sales or other dispositions after December 31, 2014. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. A holder should consult its tax advisors regarding the possible implications of these withholding provisions on its particular situation.

        Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to McEwen Mining common stock, Holders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be subject to FATCA withholding and, even if an exception or reduction continues to apply, will be required to seek a refund or credit from the Internal Revenue Service to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. A Holder should consult its tax advisors regarding the effect of FATCA in its particular circumstances.

        THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL ADVICE. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Fraser Milner Casgrain LLP, Canadian counsel to McEwen Mining, the following is a summary of the material Canadian federal income tax consequences pursuant to the Income Tax Act (Canada) (the "Tax Act") generally applicable to holders of Exchangeable Shares who (i) have acquired such Exchangeable Shares upon the exercise of subscription rights received by such holder pursuant to the Canadian Exchange Co. Rights Offering, (ii) have exchanged their Exchangeable Shares for shares of McEwen Mining common stock in a retraction (a voluntary exchange initiated by a holder of Exchangeable Shares), redemption (an exchange initiated by Canadian Exchange Co. to redeem the Exchangeable Shares) or purchase (including a purchase of the Exchangeable Shares by Callco or McEwen Mining, or a purchase of Exchangeable Shares by Canadian Exchange Co for cancellation) pursuant to the terms set forth in the Exchangeable Share provisions (included in the Articles of Incorporation of Canadian Exchange Co.), and (iii), at all relevant times for the purposes of the Tax Act (a) are, for the purposes of the Tax Act and any applicable income tax treaty or convention, resident or deemed to be resident in Canada, (b) hold such shares as capital property, and (c) deal at arm's length with, and are not affiliated with, each of Canadian Exchange Co. and McEwen Mining ("Resident Shareholders"). Generally, such shares will constitute capital property to a Resident Shareholder thereof unless such securities are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Resident Shareholders who do not hold their Exchangeable Shares or McEwen Mining common stock as capital property, as the case may be, should consult their own tax advisors with respect to their particular circumstances.

        This summary is not applicable to a Resident Shareholder (i) that is a "financial institution" for purposes of the mark-to-market rules contained in the Tax Act, (ii) that is a "specified financial institution" as defined in the Tax Act, (iii) an interest in which is a "tax shelter" or a "tax shelter investment" as defined in the Tax Act, (iv) with respect to whom McEwen Mining is a "foreign affiliate", as defined in the Tax Act, (v) who is exempt from paying tax under Part I of the Tax Act, or (vi) who reports their Canadian tax results for purposes of the Tax Act in a currency of a country other than Canada. Any such Resident Shareholders should consult their own tax advisors.

        This summary is based on the facts and assumptions set out in this document, the current provisions of the Tax Act and the regulations thereunder, counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA") publicly available prior to the date of this document. This summary takes into account all proposed amendments to the Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof ("Proposed Amendments") and assumes that such Proposed Amendments will be enacted substantially as proposed. However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all.

        This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the holding of McEwen Mining common shares or Exchangeable Shares. Except for the Proposed Amendments, this summary does not take into account or anticipate any other changes in law or any changes in the CRA's administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein

        This summary is of a general nature only and is not, is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Resident Shareholder. Resident Shareholders should consult their own tax advisors as to the tax consequences to them from the holding and disposition of Exchangeable Shares or McEwen Mining common stock.

        This summary does not address any tax consequences to holders that are not resident (or deemed resident) in Canada, such as U.S. residents.

        All holders of Exchangeable Shares should consult their own tax advisors having regard to their particular circumstances.

        For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of McEwen Mining common stock, including the receipt of dividends and the calculation of any adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars generally based on the Bank of Canada noon spot exchange rate on the date such amounts arise.

Redemption, Retraction or Purchase of Exchangeable Shares

        On a redemption (including a retraction) or purchase of an Exchangeable Share by Canadian Exchange Co., a Resident Shareholder will be deemed to have received a dividend equal to the amount, if any, by which the "redemption proceeds" exceed the paid-up capital (for purposes of the Tax Act) of the Exchangeable Share at the time of redemption. For these purposes, the "redemption proceeds" will be the fair market value at the time of the redemption, retraction or purchase, as the case may be, of the McEwen Mining common stock received upon the redemption, retraction or purchase plus any other amount received by the Resident Shareholder as part of the consideration other than amounts required to be included in income as a dividend. On the redemption or purchase, the Resident Shareholder will also be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the "redemption proceeds" less the amount of such deemed dividend. The Resident Shareholder will generally realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder. In the case of a Resident Shareholder that is a corporation, in some circumstances the amount of any deemed dividend arising on the redemption of Exchangeable Shares may be treated as proceeds of disposition and not as a deemed dividend in accordance with specific rules in the Tax Act. Such Resident Shareholders should consult their own tax advisors concerning this possibility. For a description of the tax treatment of capital gains and losses, see "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES—Taxation of Capital Gains or Capital Losses" on page S-50 below.

Dividends on Exchangeable Shares

        In the case of a Resident Shareholder who is an individual (other than certain trusts), dividends received or deemed to be received on the Exchangeable Shares will be included in computing a Resident Shareholder's income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by Canadian Exchange Co. at the time the dividend is paid or is deemed to be paid, such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Resident Shareholder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There are limitations on the ability of a corporation to designate dividends and deemed dividends as eligible dividends.

        In the case of a Resident Shareholder that is a corporation, dividends received or deemed to be received on the exchangeable shares will generally be required to be included in computing the corporation's income for the taxation year in which such dividends are received and such dividends will generally be deductible in computing the corporation's taxable income (subject to the discussion above under the heading "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES—Redemption, Retraction or Purchase of Exchangeable Shares").

Corporate shareholders should consult their own tax advisors for advice with respect to the potential application of these provisions.

        A Resident Shareholder that is a "private corporation" (as defined in the Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Tax Act to pay a refundable tax of 331/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the Resident Shareholder's taxable income. A Resident Shareholder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 62/3% on its "aggregate investment income" (as defined in the Tax Act), including any dividends that are not deductible in computing taxable income.

Exchange of Exchangeable Shares with McEwen Mining or Callco

        On the exchange of an Exchangeable Share by the Resident Shareholder with McEwen Mining or Callco for McEwen Mining common stock, a Resident Shareholder will generally realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder of the Exchangeable Share immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of the exchange of the McEwen Mining common stock received upon exchange plus any other amount received by the Resident Shareholder from McEwen Mining, Callco or any other subsidiary of McEwen Mining as part of the exchange consideration other than amounts required to be included in income as a dividend. For a description of the tax treatment of capital gains and losses, see "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES—Taxation of Capital Gains or Capital Losses" on page S-50 below. The acquisition by McEwen Mining or Callco of an Exchangeable Share from the Resident Shareholder thereof will not result in a deemed dividend to the Resident Shareholder.

Disposition of Exchangeable Shares other than on Redemption, Retraction or Exchange

        A disposition or deemed disposition of an Exchangeable Share by a Resident Shareholder, other than on the redemption, retraction or exchange of the shares, will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder of such Exchangeable Shares immediately before the disposition. For a description of the tax treatment of capital gains and losses, see "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES—Taxation of Capital Gains or Capital Losses" on page S-50 below.

Dividends on McEwen Mining Common Stock

        Dividends on McEwen Mining common stock will be included in the recipient's income for the purposes of the Tax Act. Such dividends received by a Resident Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Resident Shareholder that is a corporation must include such dividends in computing its income and will not be entitled to deduct the amount of the dividends in computing its taxable income.

        A Resident Shareholder of McEwen Mining common stock that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 62/3% on its "aggregate investment income" (as defined in the Tax Act), including dividends received on McEwen Mining shares that are not deductible in computing taxable income.

        A Resident Shareholder of McEwen Mining common stock may be entitled to a foreign tax credit or deduction for any United States non-resident withholding tax paid on dividends received on McEwen Mining common stock to the extent and under the circumstances provided in the Tax Act.

Acquisition and Disposition of McEwen Mining Common Stock

        The cost of McEwen Mining common stock received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of such McEwen Mining common stock at the time of such event and will generally be averaged with the adjusted cost base of any other McEwen Mining common stock held at that time by the Resident Shareholder as capital property for the purpose of determining the Resident Shareholder's adjusted cost base of such McEwen Mining common stock.

        A disposition or deemed disposition of McEwen Mining common stock by a Resident Shareholder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder of the McEwen Mining common stock immediately before the disposition. For a description of the tax treatment of capital gains and losses, see "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES—Taxation of Capital Gains or Capital Losses" below.

Taxation of Capital Gains or Capital Losses

        Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Shareholder in a taxation year must be included in the Resident Shareholder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Shareholder in a taxation year must be deducted from taxable capital gains realized by the Resident Shareholder in that year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

        A Resident Shareholder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 62/3% on its "aggregate investment income" (as defined in the Tax Act), including any taxable capital gains.

        If the Resident Shareholder is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of such share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and in certain circumstances a share exchanged for such share) to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares. Resident Shareholder to whom these rules may be relevant should consult their own tax advisors.

Alternative Minimum Tax

        Individuals and certain trusts that receive or are deemed to receive taxable dividends on Exchangeable Shares or McEwen Mining common stock, or realize a capital gain on the disposition or deemed disposition of Exchangeable Shares or McEwen Mining common stock, may realize an increase in their liability for alternative minimum tax under the Tax Act.

Foreign Property Information Reporting

        In general, a "specified Canadian entity" for a taxation year or fiscal period whose total cost amount of "specified foreign property" (both as defined in the Tax Act) at any time in the year or fiscal period exceeds CDN$100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year in respect of such property. On March 4, 2010, Proposed Amendments to expand existing reporting requirements with respect to specified foreign property to require more detailed information were announced. As of the date hereof, no detailed legislative proposals or revised administrative policies with respect to such amended reporting requirements have been made public. Subject to certain exceptions, a Resident Shareholder will be a specified Canadian entity.

        Specified foreign property is defined in the Tax Act to include shares of the capital stock of a non-resident corporation and property that, under the terms or conditions thereof or any agreement related thereto, is convertible into, exchangeable for or confers a right to acquire, property that is a share of the capital stock of a non-resident corporation. As such, Exchangeable Shares and McEwen Mining common stock are specified foreign property to a Resident Shareholder. Accordingly, Resident Shareholders of Exchangeable Shares or McEwen Mining common stock should consult their own tax advisors regarding compliance with these rules.

Offshore Investment Fund Property

        The Tax Act contains rules which, in certain circumstances, may require a Resident Shareholder of McEwen Mining Gold common stock to include in income in each taxation year an amount in respect of the acquisition and holding of interests in "offshore investment fund property". Both of the following conditions must be satisfied in order for these rules to apply in respect of McEwen Mining common stock held by a resident of Canada:

          (a)   the McEwen Mining common stock may reasonably be considered to derive its value, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing (collectively, "Investment Assets"); and

          (b)   it must be reasonable to conclude, having regard to all the circumstances, that one of the main reasons for the Resident Shareholder acquiring, holding or having the McEwen Mining common stock was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act had the income, profits and gains been earned directly by such Resident Shareholder.

        If applicable, these rules would generally require a Resident Shareholder of McEwen Mining common to include in income for each taxation year in which such Resident Shareholder holds the McEwen Mining common stock, the amount, if any, by which (i) an imputed return for the taxation year computed on a monthly basis and calculated as the product obtained when the Resident Shareholder's "designated cost" (as defined in the Tax Act) of the McEwen Mining common stock at the end of the month is multiplied by 1/12th of the total of the prescribed rate for the period that includes such month and two percent; exceeds (ii) the Resident Shareholder's income, including dividends received, from the McEwen Mining common stock for the year (other than capital gains) determined without reference to these rules.

        Any amount required to be included in computing a shareholder's income in respect of McEwen Mining common stock under these rules would be added to the adjusted cost base to the Resident Shareholder of such share.

        These rules are complex and their application depends, to a large extent, on the reasons for acquiring or holding McEwen Mining common stock. Resident Shareholders are urged to consult their own tax advisors regarding the application and consequences of these rules.

 LEGAL MATTERS

        The validity of the securities being offered by this registration statement has been passed upon for us by Hogan Lovells US LLP. Certain federal U.S. and Canadian tax matters have been passed upon for us by Hogan Lovells US LLP and Frasner Milner Casgrain LLP, respectively, as set forth under "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES".

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of KPMG LLP, Toronto, Canada, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the SEC. You can read and copy our public documents filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC's Public Reference Room. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. Our filings with the SEC are available at such Internet website (www.sec.gov).

        The information in this prospectus may not contain all of the information that may be important to you. You should read this entire prospectus, as well as the information incorporated herein by reference, before making an investment decision. We have filed a shelf registration statement on Form S-3 with the SEC covering, among other securities which we may issue from time to time in the future, the subscription rights and shares of our shares of common stock offered hereby. This prospectus supplement, which forms a part of the shelf registration statement, does not contain all of the information included in the shelf registration statement. For further information about us and the subscription rights and shares of McEwen Mining common stock offered hereby, you should refer to the shelf registration statement and its exhibits. You can obtain the full shelf registration statement from the SEC as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (except to the extent that any information contained in those documents is deemed "furnished" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 12, 2012 and Form 10-K/A filed with the SEC on June 18, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 9, 2012 and August 8, 2012, respectively;

  •
  our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on March 12, 2012, April 4, 2012, April 18, 2012, April 14, 2012, May 9, 2012, May 18, 2012 and August 9, 2012;

  •
  our shelf registration statement on Form S-3, filed with the SEC on June 18, 2012 and declared effective on August 3, 2012; and

  •
  any of our future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act until the termination or expiration of the McEwen Mining Rights Offering.

        This prospectus incorporates documents by reference that are not presented or delivered with this prospectus. You may obtain copies of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. We will provide without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request, a copy of any or all of the foregoing filings incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

McEwen Mining Inc.
181 Bay Street, Bay Wellington Tower, Suite 4750
P.O. Box 792
Toronto, ON
Canada M5J 2T3
Attn: Investor Relations
(866) 441-0690

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities (which may be guaranteed by one or more of our Co-Registrants)
Common Stock
Warrants
Subscription Rights
Subscription Receipts

        This prospectus relates to the issuance, offer and sale from time to time by McEwen Mining Inc. of: debt securities (which may be guaranteed by one or more of our Co-Registrants); common stock; warrants to purchase debt securities or common stock, which we refer to as debt warrants and warrants, respectively; subscription rights to purchase shares of common stock, debt warrants, warrants or other securities; and subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants. We refer to our debt securities (which may be guaranteed by one or more of our Co-Registrants), common stock, debt warrants, warrants, subscription rights and subscription receipts collectively as the securities.

        This prospectus describes some of the general terms that may apply to the securities we may issue or offer. Each time that securities are offered and sold or issued by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering or issuance. The supplement also may add or update information contained in this prospectus. You should read this prospectus, any post-effective amendment and any prospectus supplement carefully before you invest.

        The securities may be offered and sold or issued by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See "Plan of Distribution" beginning on page 30 of this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "MUX." Our common stock as more fully described beginning on page 32 of this prospectus, is also listed on the Toronto Stock Exchange under the symbol "MUX". Our exchangeable shares issued in 2012, as more fully described beginning on page 33, are listed on the Toronto Stock Exchange under the symbol "MAQ".

        Investing in our securities involves risks. For a discussion of risk factors that you should consider in investing in our securities, see the section entitled "Risk Factors," beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 3, 2012

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this process, McEwen Mining Inc., US Gold Canadian Acquisition Corporation ("2007 Exchange Co."), Nevada Pacific Gold Ltd. ("Nevada Pacific"), Tone Resources Limited ("Tone"), White Knight Resources Ltd. ("White Knight"), US Gold Alberta ULC ("US Gold Alberta"), Tonkin Springs Gold Mining Company ("Tonkin Springs Gold"), Tonkin Springs Venture Limited Partnership ("Tonkin Springs Venture"), Tonkin Springs LLC ("Tonkin Springs LLC"), U.S. Environmental Corporation ("US Environmental"), McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co.") and McEwen Mining (Alberta) ULC ("Callco"), and Minera Andes Inc. ("Minera Andes") (which we generally refer to collectively as "we", "us", "McEwen Mining" or the "Company" in this prospectus, as applicable, and 2007 Exchange Co., Canadian Exchange Co., Callco, Minera Andes, Nevada Pacific, Tone, White Knight, US Gold Alberta, Tonkin Springs Gold, Tonkin Springs Venture, Tonkin Springs LLC, and U.S. Environmental may be referred to each as a "Co-Registrant" and collectively as "Co-Registrants," as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" and any additional information you may need to make your investment decision.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 181 Bay Street, Bay Wellington Tower, Suite 4750, Toronto, ON Canada M5J 2T3, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

i

        Readers should rely only on the information provided or incorporated by reference in this prospectus, any post-effective amendment, or any prospectus supplement. Readers should not assume that the information in this prospectus, any post-effective amendment, or any prospectus supplement is accurate as of any date other than the date on the front cover of the document. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

        Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or "$".

ii

 OUR COMPANY

        McEwen Mining is engaged in the exploration for and production of precious metals in the U.S., Mexico and Argentina. We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation and on March 16, 2007, we changed our name to US Gold Corporation. On January 24, 2012, we changed our name to McEwen Mining Inc.

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Other than the Company's San José Mine in Argentina, we generally conduct our exploration activities as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

        In June 2007, we completed three simultaneous acquisitions, significantly increasing our land position in Nevada and Mexico. The assets of these three companies, Nevada Pacific, Tone and White Knight (the "2007 Acquired Companies"), included a portfolio of properties in Nevada and Mexico. As a result of these acquisitions, we now hold interests in approximately 254 square miles in Nevada, and approximately 1,631 square miles of mineral concessions in west central Mexico. In 2011, we began efforts to place one of our Mexican properties into production with mining expected to commence at the end of the second quarter of 2012, and are taking steps to place one of our Nevada properties into production.

        On January 24, 2012, we completed the acquisition of Minera Andes by way of a court-approved plan of arrangement under the Business Corporations Act (Alberta).

        We presently hold an interest in numerous exploration and development stage properties and projects in Mexico, Nevada and Argentina, as well as a 49% equity interest in the gold-silver San José Mine in Santa Cruz Province, Argentina. Prior to the acquisition of Minera Andes, we had not generated revenue from operations since 1990. As a result of the acquisition of Minera Andes, we expect to generate revenue in 2012 from our 49% interest in the San José Mine.

        We hold interests in approximately 1,631 square miles of mineral concessions in west central Mexico. Our primary property in Mexico is the El Gallo Complex, located in Sinaloa state on the Sierra Madre Trend, a geological area of significant gold and silver mineralization. In 2010, we completed two estimates of mineralized material on the El Gallo Complex and in February 2011, we completed an NI 43-101 Compliant Preliminary Economic Assessment of that Complex. On August 31, 2011, we announced the commencement of work towards the first phase of production on the El Gallo Complex and we intend to complete a Technical Report that will evaluate production coming from the Phase 2 area at the El Gallo Complex by approximately the middle of 2012.

        We hold interests in approximately 254 square miles in Nevada, United States. The majority of our Nevada properties, including our interests in our Gold Bar project and the Tonkin Complex, are located along the Cortez Trend, in north central Nevada. We also own property, including our Limo project, on the southern end of the Carlin Trend. Both the Cortez Trend and Carlin Trend are geological areas of significant gold discoveries. In 2006, we commenced comprehensive exploration of our Tonkin property in an effort to identify additional mineralized material. From 2008 through 2009, we drilled various targets on our Gold Bar and Limo projects, as well as expanded the quantity of estimated mineralized material at our Gold Bar project in updated technical reports. In 2010, we completed a Preliminary Economic Assessment for our Gold Bar project and in 2011 completed a pre-feasibility study under NI 43-101 on the project. The Company has decided to place the property into production, subject to receipt of necessary permits.

        Effective January 24, 2012, we acquired Minera Andes and in turn acquired: a 49% interest in Minera Santa Cruz SA, owner of the San José Silver-Gold Mine in Santa Cruz, Argentina; a 100% interest in the Los Azules Copper Deposit in San Juan, Argentina, and a large portfolio of exploration properties in Santa Cruz, Argentina. The San José Mine is operated by the majority owner of the joint venture, Hochschild Mining plc. We currently hold mineral rights and applications for mineral rights covering approximately 944 square miles in Argentina.

        Our principal executive office is located at 181 Bay Street, Bay Wellington Tower, Suite 4750, Toronto, ON Canada M5J 2T3 and our telephone number is (866) 441-0690. We also maintain offices in San Juan (Argentina), Guamuchil (Mexico), and Elko and Reno. Our website is www.mcewenmining.com. We make available our periodic reports and press releases on our website. Our common stock is listed on the New York Stock Exchange ("NYSE") and on the Toronto Stock Exchange ("TSX"), in each case, under the symbol "MUX". Shares of Canadian Exchange Co. which are exchangeable on a one-for-one basis into McEwen Mining common stock and which were issued in connection with our acquisition of Minera Andes, are listed on the TSX under the symbol "MAQ". Except for documents that are incorporated by reference into this prospectus, any post-effective amendment, or any prospectus supplement that may be accessed from our web site, the information available on or through our web site is not part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the following risk factors, along with all of the other information contained in or incorporated by reference in this prospectus, any post-effective amendment, and any applicable prospectus supplement, before deciding to buy our securities. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and market price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and market price of our securities could be materially and adversely affected.

Risks Related to Our Company

        We have incurred substantial losses since our inception in 1979 and may never be profitable.    Since our inception in 1979, we have never been profitable and we have not generated revenue from operations since 1990. As of March 31, 2012, our accumulated deficit was approximately $412 million, including certain non-cash expenses. Over the longer term, our ability to become profitable will depend on the profitability of the San José Mine, our ability to bring the El Gallo Complex and our Gold Bar project into production and generate revenue sufficient to cover our costs and expenses, and our ability to advance or sell our other properties, including the Los Azules copper project. We will seek to identify additional mineralization that can be extracted economically at operating and exploration properties. For our non-operating properties that we believe demonstrate economic potential, we need to either develop our properties, locate and enter into agreements with third party operators, or sell the properties. We may suffer significant additional losses in the future and may never be profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

        The feasibility of mining at our El Gallo Complex and Gold Bar properties, has not been established in accordance with SEC Guide 7, and any funds spent by us on exploration and development could be lost.    We have no proven or probable reserves on our properties as defined by U.S. law. A "reserve," as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced.

As a result, we currently have no reserves defined by SEC Guide 7 and there are no assurances that we will be able to prove that there are reserves on our properties.

        The mineralized material identified on our properties does not and may never demonstrate economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our El Gallo Complex, Gold Bar properties, or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, our investment in that property will be lost, and the market value of our securities may suffer.

        We are required to prepare and file with the Canadian securities regulators estimates of mineralized material in accordance with the National Instrument 43-101—Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators ("NI 43-101"). These standards are substantially different from the standards generally permitted to report reserve and other estimates in reports and other materials filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources reported in our Canadian filings will ever be converted into SEC Guide 7 compliant reserves.

        The figures for our estimated mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.    Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities including the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material and grades of mineralization on our properties. Until ore is actually mined and processed, mineralized material and grades of mineralization must be considered as estimates only.

        These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

  •
  these estimates will be or are accurate;

  •
  mineralization estimates will be or are accurate; or

  •
  this mineralization can be mined or processed profitably.

        Any material changes in mineral estimates and grades of mineralization will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale.

        The estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and/or silver may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

        Our estimated timetables to achieve production for Phase 2 of the El Gallo Complex and our Gold Bar properties may not be accurate.    Based on technical work recently completed, including the EL Gallo preliminary economic assessment and the Gold Bar preliminary feasibility study, we believe we can achieve Phase 2 production at the El Gallo Complex in 2014 and at our Gold Bar properties in 2015. However, the El Gallo preliminary economic assessment and the Gold Bar preliminary feasibility study are preliminary in nature and are subject to change due to factors within and outside of our control. We have not completed a feasibility study with regard to these or any of our properties and the feasibility of mining at these properties may never be established. There is no certainty that the preliminary assessment and economics estimated in those reports will be realized or that we will be able to begin production within the timelines estimated, if at all.

        We will require significant amounts of capital through debt or equity to place one or more of our properties into production, and our ability to obtain this necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of silver, gold, and other precious and base metals. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in Mexico or Nevada may make placing these properties into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties. These and other factors may cause us to delay Phase 2 production at the El Gallo Complex and our Gold Bar properties beyond 2014 and 2015, if at all or indefinitely.

        Historical production of gold at our Tonkin Complex or Magistral Mine is not indicative of the potential for future development or revenue.    Historical production of gold from our Tonkin Complex came from relatively shallow deposits, in very limited quantities and for a very limited period of time. Processing the mineralization at Tonkin also presents significant metallurgical difficulties that may cause it to be uneconomic or unfeasible to mine and process ore on a commercial scale. In Mexico, the Magistral Mine produced gold from 2002 through 2005, but it was shut down in 2006 and was held by us on a care and maintenance basis until the fourth quarter of 2011. The restart of the Magistral Mine is now considered Phase 1 of our El Gallo Complex; we made the decision to proceed with Phase 1 construction without the benefit of a feasibility study. There are significant risks and uncertainty associated with commencing production without a feasibility or pre-feasibility study. The area proposed for Phase 1 of El Gallo production has not been explored, developed and analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the development of all or part of the El Gallo project for mineral production. Investors in our securities should be cautioned not to rely on our historical operations as an indication that we will place those mining properties into commercial production or that any such attempts to resume production would be successful.

        We will require significant additional capital to continue our exploration and development activities, and if warranted, to develop additional mining operations.    As a result of the acquisition of Minera Andes, as well as the other properties that we own, substantial expenditures will be required to continue the exploration programs at its exploration stage properties. We will be required to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may need to obtain additional financing, either in the form of debt or equity financing, to fund such expenditures. We may not benefit from these investments if we are unable to identify commercially exploitable reserves. Furthermore, expenditures we made for Minera Andes' properties may reduce the availability of capital to pursue our exploration and development programs at El Gallo Complex. If we are successful in identifying commercially exploitable reserves, we will require significant additional capital to extract those reserves.

Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the economy and applicable commodity prices. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or potential development and the possible partial or total loss of our interest in certain properties.

        The integration of our most recent acquisition of Minera Andes will present significant challenges.    The integration of our operations with Minera Andes and the consolidation of those operations will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of the Company. The process of combining the organizations may cause an interruption of, or a loss of momentum in our other activities, which could have an adverse effect on the operating results of the combined company for an indeterminate period of time. The failure to successfully integrate Minera Andes, to retain key personnel and to successfully manage the challenges presented by the integration process may prevent us from achieving the anticipated benefits of the acquisition. If we fail to realize the anticipated benefits of the acquisition, our results of operations, financial condition and cash flows may be adversely affected.

        Minera Andes' assets may be less valuable to us than expected.    The value of Minera Andes to us, other than its interest in the San José Mine, is based in large part on the value of the Los Azules Copper Project and the ability to discover mineralized material on the other acquired exploration properties. The Los Azules Copper Project has only "inferred resources" and "indicated resources", based on NI 43-101 definitions. There can be no assurance that these mineral resources will be upgraded to mineral reserves or that if mineral deposits are discovered on the other exploration properties, that such mineral deposits can be commercially mined. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly volatile; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of the mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, the market value of our securities may decline, and you may lose some or all of your investment.

        Development at the Los Azules copper project presents development challenges that may negatively affect, if not completely negate, the feasibility of development of the property.    The Los Azules property that we acquired with Minera Andes is located in a remote location that is accessed by 75 miles (120 kilometers) of unimproved dirt road with eight river crossings and two mountain passes both above 13,451 feet (4,100 meters). According to the technical report prepared for Minera Andes with an effective date of December 1, 2010, capital costs were estimated to be $2.8 billion initially and $3.73 billion over the life of the mine with an accuracy target of plus or minus 35%. These are historical calculations and capital costs calculated today may be substantially higher. In order for the Los Azules property to be economically feasible for development, the price of copper would have to be high enough to justify the high capital costs estimated for the project. There can be no assurance that these capital cost estimates are accurate; given the inflationary pressure in the mining industry and in Argentina in particular, these capital costs are likely to increase substantially. If the long term price of copper were to decrease significantly below the current price or capital cost estimates increase significantly, the Los Azules property may not be feasible for development, and we may have to write-off the asset. Furthermore, even if the development of the Los Azules property becomes economically feasible, we may not be able to raise sufficient capital to develop the property, may not receive the required permits or environmental approvals, may not be able to construct the necessary power and infrastructure assets and may not be able to attract qualified workers to build such a project, any of which could result in the delay of or indefinitely postpone development at the property. Such a result would have a material negative effect on our Company.

        The Los Azules copper project is subject to ongoing legal proceedings with the potential that we may lose part of our interest in the project.    We are currently subject to ongoing litigation regarding the Los Azules Copper Project. TNR Gold Corp ("TNR Gold") and its subsidiary, Solitario Argentina S.A. ("Solitario" and together with TNR Gold, "TNR"), claim, among other things, that certain properties that comprise the Los Azules Copper Project were not validly transferred to Minera Andes and therefore should be returned to TNR. In the alternative, TNR claims that even if Minera Andes validly owns the Los Azules Copper Project, TNR has a 25% back-in right to a substantial portion of the Los Azules project underlying known mineral resources that may be exercised to acquire a 25% interest in such part of the property. TNR has also claimed damages. We estimate that the Los Azules Copper Project represents approximately 56% of the total assets acquired, not counting liabilities assumed, in the acquisition of Minera Andes, based on our preliminary estimate of the fair value of all identifiable assets acquired and liabilities assumed.

        We are not able to estimate the potential financial impact of this claim. If resolved adversely against the Company, this litigation could materially adversely affect the value of the Company by reducing or terminating our interest in a significant portion of the Los Azules Copper Project and our ability to develop the Los Azules Copper Project. Alternatively, we could be subject to a significant damages award. Such a result would have a significant negative impact on the value of the Company and could have a significant impact on our stock price.

        We are subject to litigation risks in addition to the Los Azules litigation.    All industries, including the mining industry, are subject to legal claims, with and without merit. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material adverse effect on our financial position and results of operations.

        We may acquire additional exploration stage properties and we may face negative reactions if reserves are not located on acquired properties.    We have in the past and may in the future acquire additional exploration stage properties. There can be no assurance that we have or will be able to complete the acquisition of such properties at reasonable prices or on favorable terms and that reserves will be identified on any properties that we acquire. We may also experience negative reactions from the financial markets if we are unable to successfully complete acquisitions of additional properties or if reserves are not located on acquired properties. These factors may adversely affect the trading price of our common stock or our financial condition or results of operations.

        Fluctuating precious metals and copper prices could negatively impact our business.    The potential for profitability of our silver and gold mining operations and the value of our mining properties are directly related to the market price of silver, gold and copper. The price of silver, gold and copper may also have a significant influence on the market price of our common stock. The market price of gold and silver historically has fluctuated significantly and is affected by numerous factors beyond our control. These factors include supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold and silver sales and loans by central banks, forward sales by metal producers, accumulation and divestiture by exchange traded funds, global or regional political, economic or banking crises, and a number of other factors. The market price of silver is also affected by industrial demand. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

        The volatility in silver, gold and copper prices is illustrated by the following table, which sets forth, for the periods indicated, the average market prices in U.S. dollars per ounce of gold and silver, based on the daily London P.M. fix, and per pound of copper based on the LME Grade A copper settlement price.

 Average Annual Market Price of Silver and Gold (per oz.) and Copper (per lb.)

Mineral	2007 (calendar year)	2008 (calendar year)	2009 (calendar year)	2010 (calendar year)	2011 (calendar year)	2012 (through May 30, 2012)
Silver	$13.38	$14.99	$14.67	$20.19	$35.12	$31.64
Gold	$696	$872	$972	$1,224	$1,572	$1,662
Copper	$3.23	$3.15	$2.34	$3.42	$4.00	$3.74

        The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and silver prices decline and remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

        Our continuing reclamation obligations at the Tonkin Complex, El Gallo Complex and our other properties could require significant additional expenditures.    We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin Complex. We have posted a bond in the amount of the estimated reclamation obligation at the Tonkin Complex. We submitted a mine closure plan to the Bureau of Land Management ("BLM") for the Tonkin Complex during the fourth quarter of 2010. Based on our estimate, the change in our bonding requirements was insignificant. Our closure plan is currently under review by the BLM. We have not posted a bond in Mexico relating to the El Gallo Complex, as none is required. There is a risk that any cash bond, even if increased based on the analysis and work performed to update the reclamation obligations, could be inadequate to cover the actual costs of reclamation when carried out. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect our results of operations, financial performance and cash flows.

        Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.    All phases of our operations are subject to U.S., Mexican and Argentine federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us and our officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on our properties that are unknown to us at the present and that have been caused by us, or previous owners or operators, or that may have occurred naturally. Mining properties from the companies we have acquired may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        We have transferred our interest in several mining properties over past years, some of which are now being operated by third parties. Under applicable U.S. federal and state environmental laws, as prior owner of these properties, we may be liable for remediating any damage that we may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

        Due to an increased level of non-governmental organization activity targeting the mining industry, the potential for the government to delay the issuance of permits or impose new requirements or conditions upon mining operations may be increased. Any changes in government policies may be costly to comply with and may delay mining operations. Future changes in such laws and regulations, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. If our interests are materially adversely affected as a result of a violation of applicable laws, regulations, or permitting requirements or a change in applicable law or regulations, it would have a significant negative impact the value of the combined company and could have a significant impact on our stock price.

        Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining properties.    Our operations, including ongoing exploration drilling programs, require permits from the state and federal governments, including permits for the use of water and for drilling wells for water. We may be unable to obtain these permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties, or at all. Even if we are able to obtain such permits, the time required by the permitting process can be significant. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected, which may in turn adversely affect our results of operations, financial condition, cash flows and market price of our securities.

        Our operations in Mexico and Argentina are subject to changes in political conditions, regulations and crime.     Our El Gallo Complex as well as certain other concessions, are located in Mexico and are subject to laws and regulations applied by Mexican federal, state, and local governments. As a result, our mining investments in Mexico are subject to the risks normally associated with the conduct of business in foreign countries. In the past, Mexico has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest or violence could disrupt our operations at any time. In recent years, there has been a marked increase in the level of violence and crime relating to drug cartels in Sinaloa state, where we operate, and in other regions of Mexico. This may disrupt our ability to carry out exploration and mining activities and affect the safety and security of our employees and contractors. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions, including as a result of upcoming national elections, that could increase the costs related to our activities or maintaining our properties.

        Our San José Mine as well as certain other concessions, are located in Argentina and are subject to laws and regulations applied by Argentinian federal, provincial, and local governments. As a result, our mining investments in Argentina are subject to the risks normally associated with the conduct of business in foreign countries. There are risks relating to an uncertain or unpredictable political and economic environment in Argentina. During an economic crisis in 2002 and 2003, Argentina defaulted on foreign debt repayments and on the repayment on a number of official loans to multinational organizations. In addition, the Argentinean government has renegotiated or defaulted on contractual arrangements.

        In January 2008, the Argentinean government reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country. Although this particular change did not affect the San José Mine as its fiscal stability agreement explicitly fixes export duties at 5% for doré bars and 10% for concentrates, there can be no assurance that the Argentinean government will not unilaterally take other action which could have a material adverse effect on our projects in the country. In October 2011, the Argentinean government announced a decree requiring mining companies to repatriate mining revenues to Argentina and to convert those revenues into Argentine pesos prior to taking any further action with respect to such revenues, such as paying suppliers or distributing profits, either locally or out of the country. This decree has resulted in increased foreign exchange and bank transaction costs to the Company and increased the Company's exposure to potential devaluation of the Argentine peso should the San José Mine be forced to hold more currency in Argentine pesos compared to U.S. dollars. There also is the risk of political violence and increased social tension in Argentina as Argentina has experienced periods of civil unrest, crime and labor unrest. Certain political and economic events such as acts, or failures to act, by a government authority in Argentina, and acts of political violence in Argentina, could have a material adverse effect on our ability to operate in the country.

        Changes, if any, in mining or investment policies or shifts in political attitude in any of the jurisdictions in which the Company operates may adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Title to mineral properties can be uncertain, and we are at risk of loss of ownership of one or more of our properties, in addition to the Los Azules Copper Project.    Our ability to explore and operate our properties depends on the validity of our title to that property. Our U.S. mineral properties consist of leases of unpatented mining claims, as well as unpatented mining and millsite claims which we control directly. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. Our Mexico concessions are granted by the Mexican government for a period of up to 50 years from the date of their recording in the Public Registry of Mining and are renewable for a further period of up to 50 years upon application within five years of expiration of such concession in accordance with the Mining Law and its Regulations. Failure to do so prior to expiration of the term of the exploration concession will result in termination of the concession. Under Argentinean Law, concessions are granted by provincial governments for unlimited periods of time, subject to a mining fee and the filing of a minimum investment plan and compliance with a one-off minimum investment in the concession equal to 300 times the relevant mining fee over a five year period. Failure to comply with these conditions may result in the termination of the concession. Uncertainties inherent in mineral properties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from public record. We have not obtained title opinions covering our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

        We remain at risk in that the mining claims may be forfeited either due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

        Legislation has been proposed that would significantly and adversely affect the mining industry.    Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on the patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our U.S. properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral estimates on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

        There is an election scheduled in Mexico in July 2012 and one of the leading parties, Partido Revolucionario Institucional ("PRI"), had previously introduced a 4% mining royalty on production. To date, the Mexican Congress has been silent on the royalty proposal. Various proposals have been made at the federal and provincial level in Argentina to establish or increase royalties and taxes on the mining sector.

        Our lack of operating experience may cause us difficulty in managing our growth.    Our management team, as a whole, has limited experience in developing and operating a mine. We are currently working towards developing our El Gallo Complex in Mexico, our Gold Bar properties in Nevada, and our Los Azules Copper Project in Argentina. If we are unable to successfully place these projects into production, our stock price may suffer and you may lose some or all of your investment. Our ability to manage the anticipated growth that we expect will accompany placing one or more of those properties into production will require us to improve and expand our management and our operational systems and controls. If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

        We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties.    In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin property and we plan to obtain all required permits for drilling water wells to serve other properties we may develop or acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property, which may prevent us from generating revenue, and which would adversely affect our financial condition and cash flows.

        Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.    We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim staking, lease or acquisition in the U.S., Mexico, Argentina, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation, financial condition and cash flows.

        The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.    Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts, and future development and mining operations we conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

  •
  economically insufficient mineralized material;

  •
  fluctuations in production costs that may make mining uneconomical;

  •
  availability of labor, contractors, engineers, power, transportation and infrastructure;

  •
  labor disputes;

  •
  potential delays related to social and community issues;

  •
  unanticipated variations in grade and other geologic problems;

  •
  environmental hazards;

  •
  water conditions;

  •
  difficult surface or underground conditions;

  •
  industrial accidents;

  •
  metallurgical and other processing problems;

  •
  mechanical and equipment performance problems;

  •
  failure of pit walls or dams;

  •
  unusual or unexpected rock formations;

  •
  personal injury, fire, flooding, cave-ins and landslides; and

  •
  decrease in reserves or mineralized material due to a lower silver, gold or copper price.

        Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have no insurance to guard against any of these risks, except in very limited circumstances. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

        We do not insure against all risks to which we may be subject in our planned operations.    While we currently maintain insurance to insure against general commercial liability claims and physical assets at the Tonkin and El Gallo Complex, we do not maintain insurance to cover all of the potential risks associated with our operations. Our other exploration projects have no existing infrastructure for which we insure. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

        We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.    Our company is dependent on key management, namely our Chairman and Chief Executive Officer, our Vice President and Chief Financial Officer, our Chief Operating Officer, our Senior Vice President and Vice President, Projects. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. William Faust (Chief Operating Officer), Ian Ball (Senior Vice President), Simon Quick (Vice President, Projects), and Andrew Elinesky (Vice President, Argentina), oversee project development in, Mexico, Nevada and Argentina, respectively. We rely heavily on these individuals for the conduct of our business. The loss of any of these officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

        Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.    Some of our directors are directors or officers of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at our Company. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to the other directors and may be required to abstain from voting on the matter.

        We are subject to foreign currency risk.    While we transact most of our business in U.S. dollars, some expenses, such as labor, operating supplies and capital assets are denominated in Canadian dollars, Mexican pesos or Argentine pesos. As a result, currency exchange fluctuations may impact our operating costs. The appreciation of non-U.S. dollar currencies against the U.S. dollar increases costs and the cost of purchasing capital assets in U.S. dollar terms in Canada, Mexico and Argentina, which can adversely impact our operating results and cash flows. Conversely, a depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms in foreign countries.

        The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates. Appreciation of non-U.S. dollar currencies results in a foreign currency gain on such investments and a depreciation in non-U.S. dollar currencies results in a loss. We have not utilized market risk sensitive instruments to manage our exposure to foreign currency exchange rates but may in the future actively manage our exposure to foreign currency exchange rate risk. We also hold a majority of our cash reserves in non-U.S. dollar currencies.

        New Argentinean foreign exchange regulations may make it difficult to transfer funds in and out of Argentina, which could adversely affect our liquidity and operations.    Argentina recently announced a decree requiring mining companies to repatriate mining revenues to Argentine currency before distributing revenue either locally or overseas. Fluctuation in the value of the Argentine peso as a result of the repatriation requirement and the repatriation requirement may create inefficiencies in our ability to transfer its revenue from Argentina and result in substantial transaction costs. Further, there are additional transaction costs imposed by the central bank for transferring funds from and within Argentina. These restrictions and any additional restrictions on the ability to access the Argentinean foreign exchange market and transfer foreign currency in and out of Argentina could adversely affect our liquidity and operations in Argentina, and our ability to access such funds.

        Global climate change is an international concern, and could impact our ability to conduct future operations.    Global climate change is an international issue and receives an enormous amount of publicity. We would expect that the imposition of international treaties or U.S., Mexican or Argentine federal, state or local laws or regulations pertaining to mandatory reductions in energy consumption or emissions of greenhouse gasses could affect the feasibility of our mining projects and increase our operating costs.

        The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.    The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the Company. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to our Securities

        Gain recognized by non-U.S. holders and non-U.S. persons holding any interest in the Company other than solely as a creditor (including, for example, interests in the form of our convertible debt, if any) on the sale or other disposition of our securities may be subject to U.S. federal income tax.    We believe that we currently are a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code, or USRPHC, and that there is a substantial likelihood that we will continue to be a USRPHC in the future. Subject to certain exceptions, securities (other than securities that provide no interest in a corporation other than solely as a creditor) issued by a corporation that has been a USRPHC at any time during the preceding five years (or the non-U.S. holder's holding period for such securities, if shorter) are treated as U.S. real property interests, or USRPIs, and gain recognized by a non-U.S. holder on the sale or other disposition of a USRPI is subject to regular U.S. federal income tax, on a net basis at graduated rates, as if such gain were effectively connected with the conduct by such holder of a U.S. trade or business. If gain recognized by a non-U.S. holder from the sale or other disposition of our common stock or other securities is subject to regular net basis income tax under these rules, the transferee of such common stock or other securities may be required to deduct and withhold a tax equal to 10% of the gross amount paid to the non-U.S. holder with respect to the sale or other disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or other disposition occurs.

        The conversion of outstanding exchangeable shares, exercise of options and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock.    As of June 13, 2012, we had outstanding exchangeable shares and options to purchase a total of 91,166,268 shares of our common stock, which if completely converted or exercised, would dilute existing shareholders' ownership by approximately 50%, assuming all exchangeable shares not held by us or our subsidiaries are exchanged for an equivalent amount of our common stock. Under certain circumstances, our board of directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock and other securities.

        Furthermore, the sale of a significant amount of common stock by any selling security holders, specifically Robert R. McEwen, our Chairman and Chief Executive Officer, may depress the price of our common stock. As a result, you may lose all or a portion of your investment.

        A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.    Our Chairman and Chief Executive Officer, Robert R. McEwen, beneficially owns approximately 25% of our common stock as of June 13, 2012 (assuming all exchangeable shares not held by McEwen Mining or our subsidiaries are exchanged for an equivalent amount of our common stock). Under our Articles of Incorporation and the laws of the State of Colorado, the vote of the holders of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, this individual will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

        Our stock price has historically been volatile, and as a result you could lose all or part of your investment.    The market price of our common stock has fluctuated significantly and may decline in the future. The high and low sale prices of our common stock on the NYSE Amex, and the NYSE after November 2, 2010, were $3.53 and $0.90 for the fiscal year ended December 31, 2009, $8.17 and $2.02 for the fiscal year ended December 31, 2010, $9.87 and $2.93 for the fiscal year ended December 31, 2011, and $5.97 and $2.16 for the period beginning January 1, 2012 and ending June 13, 2012. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including: changes in the worldwide price for silver, gold and copper, results from our exploration or development efforts and the other risk factors discussed herein.

        We have never paid a dividend on our common stock and we do not anticipate paying one in the foreseeable future.    We have not paid a dividend on our common stock to date, and we do not expect to be in a position to pay dividends in the foreseeable future. Our initial earnings from the San José Mine, if any, will likely be retained to finance our growth. Any future dividends will depend upon any future earnings, our then-existing financial requirements and other factors, and will be at the discretion of our board of directors.

        The sale of our common stock by existing securityholders may depress the market value of our securities due to the limited trading market which exists.    Due to a number of factors, the trading volume in our common stock has historically been limited. Trading volume over the past twelve months averaged approximately 4,000,000 shares per day. As a result, the sale of a significant amount of common stock by any selling securityholders may depress the price of our common stock. As a result, you may lose all or a portion of your investment.

        Our ability to generate the cash needed to service our debt obligations, if any, depends on certain factors beyond our control.    The future success of our operations will, in large part, dictate our ability to make scheduled payments on, and satisfy our obligations under our debt, if any, including our debt securities. Our future operating performance will be affected by general economic, competitive, market, business and other conditions, many of which are beyond our control. To the extent we are not able to meet our debt obligations, we will be required to restructure or refinance them, seek additional equity financing or sell assets. We may not be able to restructure or refinance our debt, obtain additional financing or sell assets on satisfactory terms or at all.

        An adverse rating of our debt securities may cause their trading price to fall.    If a rating agency rates our debt securities, if any, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities, if any, in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities, if any, could significantly decline.

        We cannot assure you that an active trading market will develop for the securities.    There is currently no public market for any of our securities other than our common stock and exchangeable shares. We do not know if an active market will develop for our other securities, or if developed, whether such a market will continue. If an active market is not developed or maintained, the market price and the liquidity of our other securities may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information and documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties in which we have interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we have interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (as amended, the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (as amended the "Exchange Act"). Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

  •
  decisions of foreign countries and banks within those countries;

  •
  federal, state and foreign legislation governing us or the properties where we hold interests;

  •
  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

  •
  changes in gold and other metals prices associated with the primary metals mined at properties where we hold interests;

  •
  technological changes in the mining industry;

  •
  changes in our business strategy;

  •
  our ability to maintain adequate internal controls;

  •
  interpretation of drill hole results and the geology, grade and continuity of mineralization;

  •
  the uncertainty of reserve estimates and timing of development expenditures;

  •
  unexpected changes in business and economic conditions;

  •
  changes in interest rates and currency exchange rates;

  •
  timing and amount of production, if any;

  •
  our costs;

  •
  future financial needs;

  •
  risks associated with issuances of additional common stock or securities or incurrence of indebtedness in connection with acquisitions or otherwise;

  •
  changes in exploration and overhead costs;

  •
  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

  •
  mine operating and ore processing facility problems, pit wall or tailings dam failures, and natural catastrophes such as floods or earthquakes;

  •
  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

  •
  access and availability of materials, equipment, supplies, labor and supervision, power and water;

  •
  results of current and future exploration activities;

  •
  results of pending and future feasibility studies;

  •
  the ability to operate in accordance with feasibility studies;

  •
  local and community impacts and issues;

  •
  economic and market conditions;

  •
  environmental risks associated with the exploration, development and operation of mineral properties and mines;

  •
  change in management and key employees;

  •
  unfavorable results of legal proceedings;

  •
  accidents and labor disputes; and

  •
  other risks discussed in this prospectus, any amendment or prospectus supplement hereto, and our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the period ended March 31, 2012 (filed May 9, 2012) and, from time to time, in other documents that we publicly disseminate.

        This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. You should read this prospectus, any post-effective amendment and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We disclaim any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements. Readers are cautioned not to put undue reliance on forward-looking statements. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

        We are engaged in the exploration for and production of precious metals in the U.S., Mexico and Argentina. Prior to the acquisition of Minera Andes, none of our properties generated revenue from operations since 1990, and, with the exception of the San José Mine, we have no current operating income or operating cash flow. Accordingly, earnings were not sufficient to cover fixed charges by $0.00 in the years ended December 31, 2007, 2008, 2009, 2010 and 2011. As of the date of this prospectus, we have not issued any preferred stock other than the one share of Series B Special Voting Preferred Stock, which has no preference as to dividends, as more fully described beginning on page 33 of this prospectus and one share of Series A Special Voting Preferred Stock that is no longer outstanding, as more fully described beginning on page 40 of this prospectus. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2007, 2008, 2009, 2010 or 2011 and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

        The following description, together with the additional information we include in any post-effective amendment and applicable prospectus supplement, summarizes the material terms and provisions of the debt securities (which may be guaranteed by one or more of our Co-Registrants) that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement. You should also read the indenture under which the debt securities are to be issued. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

        To the extent that we issue debt securities, we will issue the senior debt securities under the indenture that we will enter into with the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement which includes this prospectus. This summary is not complete and is qualified in its entirety by reference to all provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the aggregate principal amount of that series of debt securities that may be issued;

  •
  whether or not we will issue all or any portion of the series of debt securities in global form, the terms and who the depositary will be for those debt securities issued in global form;

  •
  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

  •
  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether or not the debt securities will be guaranteed by one or more of our Co-Registrants, and the terms of any such guarantee;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  •
  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

  •
  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

  •
  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  failure to pay interest for 90 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  failure to make sinking fund payments when due and continuance of such default for a period of 90 days;

  •
  failure to perform other covenants for 90 days after notice of such default or breach and request for it to be remedied;

  •
  events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has previously given to the trustee written notice of a continuing default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  evidence the assumption by a successor entity of our obligations;

  •
  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

  •
  add any additional events of default;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  add guarantees to or secure any debt securities;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

  •
  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  change the location of: (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange; and (iii) notices and demands to or upon the Company;

  •
  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

  •
  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

  •
  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

  •
  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount, reduce the rate of or extending the time of payment of interest, or reduce any premium payable upon the redemption of any debt securities;

  •
  change the method of calculating the rate of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of the principal of or premium or interest on any such debt security; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Information Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Guarantees of the Co-Registrants of the Debt Securities

        Set forth below is a summary of the guarantee that may be issued by one or more of our Co-Registrants (each Co-Registrant guarantor, a guarantor; and if more than one, collectively, the guarantors) in connection with each issuance of a series of debt securities. This summary is not complete and you should read the detailed provisions of the guarantee, which will be filed as an exhibit to the applicable prospectus supplement.

General

        Under each guarantee, the guarantors will fully, irrevocably, absolutely and unconditionally guarantee to pay any payments required to be made by us under debt securities which shall become due and payable regardless of whether such payment is due at maturity, on an interest payment date or as a result of redemption or otherwise (the "scheduled payments") but shall be unpaid by us (the "guaranteed amounts"). However, in no event shall the guaranteed amounts under a guarantee exceed the principal amount of the debt securities, plus accrued but unpaid interest, less any amounts previously paid by us pursuant to the terms of the debt securities.

        In the event we do not make a scheduled payment when due (the "payment notice date") then the indenture trustee may present a payment notice in writing to the guarantors on or after the payment notice date, and the guarantors will be required to immediately pay the guaranteed amounts. Each guarantee will be an unsecured, unsubordinated and contingent obligation of the guarantors ranking equally with all other unsecured and unsubordinated obligations of the guarantors. In the event of our insolvency or receivership, the guarantors may incur limitations in receiving any distributions from us. In such an event, the guarantors may have limited resources to satisfy their obligations under the guarantees. The guarantor's obligations under each guarantee will be effectively subordinated to all existing and future debt and liabilities of the guarantors.

Events of Default

        An event of default under each guarantee will occur upon the failure of the guarantors to perform any of their payment obligations thereunder. The indenture trustee, on behalf of the holders of the applicable series of debt securities, has the right to enforce the obligations of the guarantors under the applicable guarantee and may institute any legal proceeding directly against the guarantors without first instituting a legal proceeding against us. Bankruptcy or similar events relating to the guarantors, the failure of any guarantee to be in full force and effect and any revocation of any guarantee by the guarantors will not constitute events of default under such guarantee.

Termination of the Guarantee

        Each guarantee will terminate and be of no further force and effect with respect to the applicable funding agreement upon the full payment of the scheduled payments or upon the earlier extinguishment of our obligations under the relevant funding agreement.

Governing Law

        Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

Common Stock

General

        We are authorized to issue 500,000,000 shares of common stock, no par value per share. On June 13, 2012, there were 182,223,025 shares of common stock outstanding.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of common stock and our 2012 Exchangeable Shares (other than those owned by McEwen Mining and its subsidiaries) entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any Preferred Stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

        Our 2012 Exchangeable Shares, as more fully described beginning on page 33, are exchangeable on a one-for-one basis at any time at the option of the holder of such exchangeable shares into shares of our common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, Inc.

Exchange Listings

        Our common stock, as more fully described beginning on page 32 of this prospectus, is listed on the New York Stock Exchange and on the Toronto Stock Exchange, each under the symbol "MUX." Our 2012 Exchangeable Shares are listed on the Toronto Stock Exchange under the symbol "MAQ."

Warrants

        The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currencies in which the price or prices of such warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

        The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

  •
  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

  •
  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

  •
  the aggregate number of shares of common stock, debt warrants, warrants, or other securities purchasable upon exercise of such subscription rights and the exercise price;

  •
  the aggregate number of subscription rights being issued;

  •
  the extent to which the subscription rights are transferrable;

  •
  the date on which the holder's ability to exercise such subscription rights shall commence and the date on which such right shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  a discussion of material federal income tax considerations;

  •
  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

  •
  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants, or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

        Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants, or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

        These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Subscription Receipts

        The Company may issue subscription receipts that may be exchanged for debt securities (which may be guaranteed by one or more of our Co-Registrants), common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

  •
  the number of subscription receipts;

  •
  the price at which the subscription receipts will be offered;

  •
  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants.

  •
  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

 BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, guarantees of the Co-Registrants, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

        The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any public offering price;

  •
  the net proceeds to us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

  •
  any commissions paid to agents; and

  •
  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange and the Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of June 13, 2012, there were a total of 182,223,025 shares of our common stock issued and outstanding and one share of preferred stock designated as Series B Special Voting Preferred Stock (the "Series B Preferred Share") that is issued and outstanding, with the other undesignated and not issued nor outstanding.

        The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our "Articles of Incorporation") and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and our Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Preferred Stock

        Of the two shares of preferred stock authorized under our Articles of Incorporation, one share is designated as the Series B Preferred Share, which is issued and outstanding, and the other share of preferred stock, which was previously issued and outstanding and designated as the Series A Preferred Share (the "Series A Preferred Share"), which is undesignated and not issued nor outstanding. Other than the one share of undesignated preferred stock, our Articles of Incorporation do not include authorization for any other undesignated class or "blank check" preferred stock, and any issuance of preferred stock would require shareholder approval.

Series B Special Voting Preferred Stock

        The Series B Preferred Share was issued in connection with the acquisition of Minera Andes in January 2012 to facilitate the issuance of the exchangeable shares (the "2012 Exchangeable Shares") of our indirect wholly-owned subsidiary, McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co."). The Series B Preferred Share is held by a trustee under a voting and exchange trust agreement and will be outstanding so long as any of the 2012 Exchangeable Shares are outstanding, excluding any such shares owned by McEwen Mining or its subsidiaries.

        The Series B Preferred Share entitles the holder thereof to an aggregate number of votes on all matters submitted to the vote of the holders of shares of our common stock equal to the number of 2012 Exchangeable Shares issued and outstanding from time to time and which are not owned by McEwen Mining or its subsidiaries. As of June 13, 2012, the Series B Preferred Share was entitled to 85,921,359 votes, based upon 85,921,359 2012 Exchangeable Shares outstanding on such date, which are not owned by McEwen Mining or its subsidiaries. Except as otherwise provided herein or by law, the holder of the Series B Preferred Share and the holders of our common stock vote together as one class on all matters submitted to the vote of the holders of shares of our common stock. The holder of the Series B Preferred Share has no special voting rights, and its consent is not required, except to the extent it is entitled to vote with the holders of shares of our common stock, for taking any corporate action.

        At such time as (a) the Series B Preferred Share entitles its holder to a number of votes equal to zero because there are no 2012 Exchangeable Shares issued and outstanding that are not owned by McEwen Mining and its subsidiaries, and (b) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any 2012 Exchangeable Shares to any person other than us, then the Series B Preferred Share will thereupon be retired and cancelled promptly thereafter. Such Series B Preferred Share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

        If the Series B Preferred Share should be purchased or otherwise acquired by us in any manner whatsoever, then such Series B Preferred Share will be retired and cancelled promptly after the acquisition thereof. Such share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

        The holder of the Series B Preferred Share is not entitled to receive any portion of any dividend or distribution at any time. The Series B Preferred Share is not redeemable.

        Upon any liquidation, dissolution or winding up of McEwen Mining, the holder of the Series B Preferred Share will not be entitled to any portion of any related distribution.

2012 Exchangeable Shares

        The 2012 Exchangeable Shares were issued by our subsidiary, Canadian Exchange Co., in connection with the acquisition of Minera Andes. As of June 13, 2012, there were approximately 85,921,359 2012 Exchangeable Shares outstanding that were not held by McEwen Mining or its subsidiaries. The 2012 Exchangeable Shares are exchangeable on a one-for-one basis at any time at the option of the holder of the 2012 Exchangeable Shares into shares of McEwen Mining common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares.

Retraction of Exchangeable Shares by Holders

        Subject to applicable law and the due exercise by either us or our direct wholly-owned subsidiary, McEwen Mining (Alberta) ULC ("Callco"), of our or its retraction call right, holders of the 2012 Exchangeable Shares are entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive in exchange for each 2012 Exchangeable Share, one share of common stock of McEwen Mining, plus the dividend amount, which is equal to any cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, any dividends declared and payable or paid on shares of our common stock that have not yet been declared or paid on the 2012 Exchangeable Shares and an amount representing the value of any non-cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, if any. Holders of 2012 Exchangeable Shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the 2012 Exchangeable Shares the holder desires to be redeemed by Canadian Exchange Co. or the equivalent thereof, if any, together with such other documents and instruments as may be required under the Business Corporations Act (Alberta), the Articles of Incorporation of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co. A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co., before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer constituted by the retraction request will be deemed to have been revoked.

        Upon receipt by Canadian Exchange Co. or its transfer agent of a retraction request and certificate(s) representing the 2012 Exchangeable Shares to be redeemed or the equivalent thereof, if any, Canadian Exchange Co. will immediately provide notice of such request to us and Callco. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder of 2012 Exchangeable Shares, we will have the right to purchase, and to the extent the right is not exercised by us, Callco will have the right to purchase, all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. See the section entitled "—Retraction Call Right" below.

        If, as a result of solvency requirement provisions or other provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all 2012 Exchangeable Shares tendered by a retracting holder and neither we nor Callco has exercised its retraction call right, Canadian Exchange Co. will redeem up to the maximum permissible number of 2012 Exchangeable Shares tendered by the holder. We or Callco will be required to purchase any 2012 Exchangeable Shares not redeemed by Canadian Exchange Co. in exchange for shares of McEwen Mining common stock on the retraction date under the optional exchange right described below.

Distribution on Liquidation of Canadian Exchange Co.

        Subject to applicable law and the exercise by either us or Callco of our or its liquidation call right, in the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of 2012 Exchangeable Shares shall be entitled to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any, for each outstanding 2012 Exchangeable Share. This liquidation amount will be paid to the holders of 2012 Exchangeable Shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the 2012 Exchangeable Shares and is subject to the exercise by us or Callco of our or its liquidation call right described in the section entitled "—Liquidation Call Right" below.

Automatic Exchange Upon Liquidation of McEwen Mining

        In the event of McEwen Mining's liquidation, dissolution or winding up or any other distribution of its assets for the purposes of winding up its affairs, all of the then outstanding 2012 Exchangeable Shares will be automatically exchanged for shares of McEwen Mining common stock. To effect an automatic exchange, McEwen Mining will purchase all of the 2012 Exchangeable Shares from the holders on the last business day prior to the effective date of a liquidation. The purchase price payable for each 2012 Exchangeable Share purchased in a liquidation of McEwen Mining will be satisfied by the issuance of one share of McEwen Mining common stock plus the dividend amount, if any.

Redemption of Exchangeable Shares by Canadian Exchange Co.

        Subject to applicable law and the due exercise by either us or Callco of our or its redemption call right, Canadian Exchange Co. will, on the redemption date, redeem all of the then outstanding 2012 Exchangeable Shares for a purchase price equal to one share of McEwen Mining's common stock for each outstanding 2012 Exchangeable Share plus the dividend amount, if any. The redemption date for the 2012 Exchangeable Shares will be the date, if any, established by the board of directors of Canadian Exchange Co. for the redemption by Canadian Exchange Co. of all but not less than all of the outstanding 2012 Exchangeable Shares, which date will be no earlier than January 24, 2022, being the tenth anniversary of the effective date of the acquisition of Minera Andes, unless one of the conditions described in the paragraphs below is met.

        Subject to applicable law, and provided that neither we nor Callco have exercised the redemption call right, Canadian Exchange Co. will redeem all of the outstanding 2012 Exchangeable Shares upon at least 30 days prior notice to the holders of the 2012 Exchangeable Shares.

        The board of directors of Canadian Exchange Co. may accelerate the redemption date in the event that:

  •
  fewer than 5% of the total number of 2012 Exchangeable Shares issued in connection with the acquisition of Minera Andes (other than 2012 Exchangeable Shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to 2012 Exchangeable Shares) are outstanding;

  •
  (i) any person, firm or corporation acquires directly or indirectly any voting security of McEwen Mining and immediately after such acquisition, the acquirer has voting securities representing more than 50% of the total voting power of all the then outstanding voting securities of McEwen Mining on a fully-diluted basis; (ii) the shareholders of McEwen Mining approve a merger, consolidation, recapitalization or reorganization of McEwen Mining, other than any such transaction which would result in the holders of outstanding voting securities of McEwen Mining immediately prior to such transaction having more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction; (iii) the shareholders of McEwen Mining approve a liquidation of McEwen Mining; or (iv) McEwen Mining sells or disposes of all or substantially all of its assets, and, in each case, the board of directors of Canadian Exchange Co. determines that it is not reasonably practicable to substantially replicate the terms and conditions of the 2012 Exchangeable Shares in connection with such transaction and that the redemption of all but not less than all of the outstanding 2012 Exchangeable Shares is necessary to enable the completion of such transaction;

  •
  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a certain matter, except with respect to the right to vote on general business matters presented at any annual meeting of Canadian Exchange Co. (including the election of one of the directors of Canadian Exchange Co.) and except with respect to the right to vote on any change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock, and to the extent that the board of directors of Canadian Exchange Co. has determined that it is not reasonably practicable to accomplish the business purpose intended by the matter on which the shareholders are entitled to vote, which business purpose must be bona fide and not for the primary purpose of causing the redemption date acceleration, in a commercially reasonable manner that does not result in such a vote; or

  •
  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a proposed change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock and the holders of 2012 Exchangeable Shares fail to take the necessary action at a meeting or other vote of the holders of 2012 Exchangeable Shares, to approve or disapprove, as applicable, the matter.

Purchase for Cancellation

        Subject to applicable law and the Articles of Incorporation of Canadian Exchange Co., Canadian Exchange Co. may at any time purchase for cancellation all or any part of the outstanding 2012 Exchangeable Shares by private agreement with any holder of such 2012 Exchangeable Shares or by tender to all holders of record of the 2012 Exchangeable Shares or through the facilities of any stock exchange on which the 2012 Exchangeable Shares are listed or quoted at any price per share together with the dividend amount for which the record date has occurred prior to the date of purchase.

Call Rights

        As further described below, we and Callco have certain overriding rights to acquire 2012 Exchangeable Shares from the holders thereof. In each case, we have the initial call right and to the extent we do not exercise our right, Callco may exercise its right. A holder of 2012 Exchangeable Shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised and by which entity and whether the relevant 2012 Exchangeable Shares are redeemed by Canadian Exchange Co. if the call rights are not exercised.

Change of Law Call Right

        Each of we and Callco has an overriding change of law call right to purchase (or to cause Callco to purchase) from all but not less than all of the holders of 2012 Exchangeable Shares (other than McEwen Mining and its subsidiaries) all but not less than all of the 2012 Exchangeable Shares held by each such holder in the event of any amendment to the Income Tax Act (Canada) and other applicable provincial income tax laws that permits holders of 2012 Exchangeable Shares who (a) are resident in Canada, (b) hold their 2012 Exchangeable Shares as capital property, and (c) deal at arm's length with us or Canadian Exchange Co., to exchange their 2012 Exchangeable Shares without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income tax laws. The purchase price under the change of law call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock of McEwen Mining for each 2012 Exchangeable Share purchased plus the dividend amount, if any. In the event of the exercise of the change of law call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares shall be obligated to sell all the 2012 Exchangeable Shares held by such holder to us or Callco, as the case may be, on the change of law call date upon payment by us to such holder of the purchase price for each such 2012 Exchangeable Share. To exercise the change of law call right, we or Callco must notify the transfer agent of our or its intention to exercise such right at least 45 days before the date on which we or Callco intend to acquire the 2012 Exchangeable Shares. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether we or Callco have exercised the change of law call right forthwith after receiving notice from us or Callco.

        Notwithstanding the foregoing, neither we nor Callco shall be entitled to exercise the change of law call right if more than 5% of the 2012 Exchangeable Shares are held by U.S. residents.

Retraction Call Right

        Under the share provisions, each of we and Callco has an overriding retraction call right to acquire all but not less than all of the 2012 Exchangeable Shares that a holder of 2012 Exchangeable Shares requests Canadian Exchange Co. to redeem on the retraction date. Callco is only entitled to exercise its retraction call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any.

        At the time of a retraction request by a holder of 2012 Exchangeable Shares, Canadian Exchange Co. will immediately notify us and Callco and either we or Callco must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Callco do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the 2012 Exchangeable Shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Callco (assuming either we or Callco exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

        Under the share provisions, each of we and Callco have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by McEwen Mining or our subsidiaries). Callco is only entitled to exercise its liquidation call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any. Upon the exercise by us or Callco of the liquidation call right, the holders will be obligated to transfer their 2012 Exchangeable Shares to us or Callco, as the case may be, for the purchase price described above. The acquisition by us or Callco of all of the outstanding 2012 Exchangeable Shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

        To exercise the liquidation call right, we or Callco must notify Canadian Exchange Co.'s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, the trustee and Canadian Exchange Co. of our or Callco's intention to exercise this right at least 30 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco have exercised the liquidation call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the liquidation call right on the liquidation date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

        Under the share provisions, we and Callco have an overriding redemption call right, notwithstanding any proposed redemption of the 2012 Exchangeable Shares by Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by us or our subsidiaries). Callco is only entitled to exercise its redemption call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right will be satisfied by delivering to the holder one share of McEwen Mining common stock plus the dividend amount, if any. In the event of the exercise of the redemption call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares will be obligated to sell all their 2012 Exchangeable Shares to us or Callco, as the case may be, on the redemption date upon payment by us or Callco, as the case may be, to such holder of the purchase price for such 2012 Exchangeable Shares.

        To exercise the redemption call right, we or Callco must notify Canadian Exchange Co.'s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, and Canadian Exchange Co. of our or Callco's intention to exercise this right at least 30 days before the redemption date (other than in the case of an accelerated redemption date described above, in which case we or Callco, as the case may be, must notify the transfer agent and Canadian Exchange Co. on or before the redemption date). The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco exercised the redemption call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the redemption call right on the redemption date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

        If McEwen Mining or Callco exercises one or more of its call rights, shares of our common stock will be directly issued to holders of 2012 Exchangeable Shares and we or Callco, as the case may be, will become the holder of the 2012 Exchangeable Shares. We or Callco will not be entitled to exercise any voting rights attached to the 2012 Exchangeable Shares that are acquired from the holders. If we or Callco decline to exercise the call rights when applicable, we will be required, under a support agreement, to issue shares of our common stock to the holders of 2012 Exchangeable Shares.

Voting Rights

        The number of directors of Canadian Exchange Co. is fixed at three and the rights attaching to the 2012 Exchangeable Shares entitle holders of 2012 Exchangeable Shares a limited right to vote on the election or appointment of one director but such holders have no rights to vote on the election of the remaining two directors. In addition, the holders of the exchangeable shares are entitled to receive notice of any meeting of the shareholders of Canadian Exchange Co. and to attend and vote thereat, except those meetings where only holders of a specified class or particular series of shares are entitled to vote, and each holder of 2012 Exchangeable Shares is entitled to one vote per 2012 Exchangeable Share in person or by proxy.

Ranking

        Holders of 2012 Exchangeable Shares are entitled to a preference over holders of any common shares of Canadian Exchange Co. and any other shares ranking junior to the 2012 Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

        Holders of 2012 Exchangeable Shares are entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the 2012 Exchangeable Shares must be the same as that for any corresponding dividends on shares of our common stock.

Amendment and Approval

        The rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the 2012 Exchangeable Shares. Any approval required to be given by the holders of the 2012 Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the 2012 Exchangeable Shares or any other matter requiring the approval or consent of the holders of the 2012 Exchangeable Shares as a separate class (other than the election of a single director) shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution, excluding 2012 Exchangeable Shares beneficially owned by us or any of our subsidiaries, at a meeting of holders of 2012 Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding 2012 Exchangeable Shares at that time are present or represented by proxy.

Previously Issued Series A Special Voting Preferred Stock and 2007 Exchangeable Shares

        A Series A Preferred Share was issued in connection with the acquisition of White Knight Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Limited in 2007 to facilitate the issuance of exchangeable shares ("2007 Exchangeable Shares") of our wholly-owned indirect subsidiary, US Gold Canadian Acquisition Corporation ("2007 Acquisition Co."). The 2007 Exchangeable Shares were exchangeable on a one-for-one basis into shares of our common stock. On March 26, 2012, we announced that the board of directors of 2007 Acquisition Co. established a redemption date of May 30, 2012 for all of the then outstanding 2007 Exchangeable Shares and that US Gold Alberta ULC, our wholly-owned indirect subsidiary ("Alberta ULC") elected to exercise its overriding redemption call right to acquire all of the then outstanding 2007 Exchangeable Shares (other than the 2007 Exchangeable Shares held by McEwen Mining and its subsidiaries) on May 29, 2012. In accordance with the Articles of Incorporation of 2007 Acquisition Co., after May 29, 2012, all holders of 2007 Exchangeable Shares have no further rights as holders thereof other than the right to receive shares of our common stock. As of May 29, 2012, there were 2,494,849 2007 Exchangeable Shares not held by McEwen Mining and its subsidiaries for which our shares of common stock had not yet been exchanged. In accordance with our Articles of Incorporation, as a result of there not being any outstanding 2007 Exchangeable Shares nor shares of stock, debt, options or other agreements, obligations or commitments of 2007 Acquisition Co. which could by its terms require 2007 Acquisition Co. to issue 2007 Exchangeable Shares to any person, the Series A Preferred Share was retired and cancelled and became an authorized but unissued share of preferred stock.

Transfer Agents

        Computershare Investor Services Inc. is the transfer agent for our common stock. The principal office of Computershare is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

        Computershare Investor Services Inc. is the transfer agent for the 2012 Exchangeable Shares. Its principal office is located at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario M5J 2Y1 and its telephone number is (514) 982-7555.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the offering of the securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 12, 2012 and Form 10-K/A filed with the SEC on June 18, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on May 9, 2012; and

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 12, 2012, April 4, 2012, April 18, 2012, April 24, 2012 and May 9, 2012.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.
181 Bay Street, Bay Wellington Tower, Suite 4750
P.O. Box 792
Toronto, ON
Canada M5J 2T3
Attn: Investor Relations
(866)-441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

EXPERTS

        Our consolidated financial statements as of December 31, 2011 and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, Toronto, Canada, independent registered public accounting firm, which have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.